                                                                  EXECUTION COPY





                         MULTICURRENCY CREDIT AGREEMENT



                          dated as of November 18, 1998

                                      among


                                   CRANE CO.,

                           THE BORROWING SUBSIDIARIES,

                                  THE LENDERS,

                              THE BANK OF NEW YORK,

                              as Syndication Agent,

                              FLEET NATIONAL BANK,

                             as Documentation Agent,

                            THE CHASE MANHATTAN BANK

                                       and

                           FIRST UNION NATIONAL BANK,

                                  as Co-Agents

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                             as Administrative Agent

                         MULTICURRENCY CREDIT AGREEMENT

      This Multicurrency Credit Agreement (this "AGREEMENT"), dated as of November 18, 1998, is among Crane Co., a Delaware corporation, (the "Company"), any Borrowing Subsidiaries which are now or may hereafter become a party hereto from time to time, the Lenders, The Bank of New York, as Syndication Agent, Fleet National Bank, as Documentation Agent, The Chase Manhattan Bank and First Union National Bank, as Co-Agents and The First National Bank of Chicago, as Administrative Agent.

      The parties hereto agree as follows:

                             ARTICLE I: DEFINITIONS

      1.1.  DEFINITIONS.  As used in this Agreement:

      "ABSOLUTE RATE" means, with respect to an Absolute Rate Loan made by a Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by a Borrower pursuant to Section 2.1.3(vi).

      "ABSOLUTE RATE ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the same Borrower at the same time, in the same currency and for the same Absolute Rate Interest Period.

      "ABSOLUTE RATE AUCTION" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.1.3.

      "ABSOLUTE RATE INTEREST PERIOD" means, with respect to an Absolute Rate Advance or Absolute Rate Loan, a period of not fewer than 30 and not more than 270 days commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement, but in no event extending beyond the Termination Date. If an Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

      "ABSOLUTE RATE LOAN" means a Loan which bears interest at the Absolute
Rate.

      "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation, limited liability company or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Capital Stock of a corporation, partnership, or limited liability company which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency).

      "ADMINISTRATIVE AGENT" means The First National Bank of Chicago in its capacity as contractual representative for the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XI.

      "ADVANCE" means a Revolving Advance, and Alternate Currency Advance or a Competitive Bid Advance.

      "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

      "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as may be reduced from time to time pursuant to the terms hereof. The initial Aggregate Commitment is Three Hundred Million and 00/100 Dollars ($300,000,000).

      "AGREED CURRENCY" shall mean (i) Dollars, (ii) only so long as such currencies remain Eligible Currencies, Australian Dollars, Canadian Dollars, Deutsche Marks, French Francs and Sterling, (iii) upon and after the Euro Implementation Date, the Euro only for so long as the Euro is and remains an Eligible Currency, and (iv) and any other currency which is freely available and convertible into Dollars in which deposits are customarily offered to banks in the London interbank market, which the applicable Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to each Lender; provided that the Administrative Agent shall promptly notify each Lender of each such request and each Lender shall be deemed to have agreed to each such request if its objection thereto has not been received by the Administrative Agent within ten (10) Business Days from the date of such notification by the Administrative Agent to such Lender.

      "AGREEMENT" means this Multicurrency Credit Agreement, as it may be amended, modified, supplemented or restated and in effect from time to time.

      "ALTERNATE BASE RATE" means the sum of (a) the greater of (x) the Corporate Base Rate or (y) the Federal Funds Effective Rate plus 0.50% per annum plus (b) the percentage indicated as the Applicable Margin in connection with Alternate Base Rate Loans.

      "ALTERNATE BASE RATE ADVANCE" means an Advance which bears interest at the Alternate Base Rate.

      "ALTERNATE BASE RATE LOAN" means a Loan which bears interest at the Alternate Base Rate.

      "ALTERNATE CURRENCY" shall mean (i) only so long as such currencies remain Eligible Currencies, Australian Dollars, Canadian Dollars, Deutsche Marks and Sterling and (ii) any other Eligible Currency, which the applicable Borrower requests the Administrative Agent to include


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

as an Alternate Currency hereunder and which is acceptable to one hundred percent (100%) of the applicable Alternate Currency Banks and with respect to which an Alternate Currency Addendum has been executed among one of the Borrowers, the Alternate Currency Banks and an Alternate Currency Agent in connection therewith.

      "ALTERNATE CURRENCY ADDENDUM" means an addendum substantially in the form of Exhibit A, completed with the applicable information and entered into among one of the Borrowers eligible to borrow with respect to the applicable Alternate Currency, the Alternate Currency Banks and an Alternate Currency Agent.

        "ALTERNATE CURRENCY ADVANCE" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Alternate Currency Loans made by the Alternate Currency Banks to one or more of the Borrowers pursuant to Section 2.1.2 of the same Type, denominated in the same currency, to the same Borrower and for the same Interest Period.

      "ALTERNATE CURRENCY AGENT" means one or more entities (which may be the Administrative Agent or its local affiliates), satisfactory to the Administrative Agent, as specified in the applicable Alternate Currency Addendum.

      "ALTERNATE CURRENCY BANK" means each Lender or, at the option of such Lender, any Affiliate, branch or agency thereof and which is a party to an Alternate Currency Addendum. If any agency or Affiliate of a Lender shall be a party to an Alternate Currency Addendum, such agency or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of such Lender hereunder; provided, however, that such Lender shall, to the exclusion of such agency or Affiliate, continue to have all the voting rights vested in it by the terms hereof.

      "ALTERNATE CURRENCY BORROWING" means any borrowing consisting of a Loan made in an Alternate Currency.

      "ALTERNATE CURRENCY COMMITMENT" means, for each Lender (or where applicable its designated Alternate Currency Banks) for all Alternate Currencies, the obligation of such Lender (directly or through such designated Alternate Currency Banks) to make Alternate Currency Loans not exceeding in the aggregate for all such Alternate Currency Loans such Lender's Percentage of the Maximum Alternate Currency Amount, as such amount may be modified from time to time pursuant to the terms of this Agreement.

      "ALTERNATE CURRENCY INTEREST PERIOD" means, with respect to any Alternate Currency Advance, the Interest Period as set forth on the applicable Alternate Currency Addendum.

      "ALTERNATE CURRENCY LOAN" means any Loan denominated in an Alternate Currency made by the applicable Alternate Currency Banks for such Alternate Currency to a Borrower pursuant to Section 2.1.2 and an Alternate Currency Addendum.

      "ALTERNATE CURRENCY NOTE" means a promissory note of any Borrower, in favor of the applicable Alternate Currency Banks evidencing the obligation of such Borrower to repay Alternate Currency Loans, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

      "APPLICABLE MARGIN" means, at any date of determination thereof with respect to any Advance (other than Competitive Bid Advances), the facility fees and utilization fees payable pursuant to Section 2.4, the respective rates per annum for such Advance, facility fees, and utilization fees calculated in accordance with the terms of Section 2.3, or, in the case of any Alternate Currency Advance, as set forth on the applicable Alternate Currency Addendum.

      "APPROXIMATE EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars at such date (i) if such currency is Australian Dollars, Canadian Dollars, Deutsche Marks, French Francs or Sterling, rounded up to the nearest 100,000 of such currency and (ii) if such currency is any other Agreed Currency, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time.

      "ARRANGER" means First Chicago Capital Markets, Inc.

      "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

      "ASSUMPTION LETTER" means a letter of a Subsidiary of the Company addressed to the Lenders in substantially the form of Exhibit B hereto pursuant to which such Subsidiary agrees to become a "BORROWING SUBSIDIARY" and agrees to be bound by the terms and conditions hereof.

      "AUSTRALIAN DOLLARS" means the lawful currency of Australia.

      "AVAILABLE AMOUNT" means, at any particular time, the amount by which the Aggregate Commitment (taking into account each Competitive Bid Reduction) at such time exceeds the sum of the Syndicated Credit Obligations at such time.

      "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Company or any ERISA Affiliate.

      "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) subject to Title IV of ERISA in respect of which the Company or any ERISA Affiliate is an "employer" as defined in
Section 3(5) of ERISA or with respect to which the Company or any ERISA Affiliate has any potential liability.

      "BORROWER" means, as applicable, the Company, the Subsidiaries listed on
Schedule 1.1.1 and any other Borrowing Subsidiary, together with their respective successors and assigns.

      "BORROWING DATE" means a date on which an Advance of any Type is made hereunder.

      "BORROWING NOTICE" means a notice as provided in Section 2.1.1 with respect to Revolving Loans, Section 2.1.2 with respect to Alternate Currency Loans, or Section 2.1.3 with respect to Competitive Bid Loans.

      "BORROWING SUBSIDIARY" means each of the Subsidiaries listed on Schedule
1.1.1 and any other Wholly-Owned Subsidiary duly designated by the Company pursuant to Section 2.5.14 hereof to request Advances hereunder, which Subsidiary shall have satisfied the provisions of Section 4.2 hereof and shall have delivered to the Administrative Agent an Assumption Letter in accordance with Section 2.5.14 and such other documents, instruments and agreements as may be required pursuant to the terms of this Agreement; provided, however, if any French Subsidiary is included on Schedule 1.1.1 or designated as a Borrowing Subsidiary pursuant to Section 2.5.14, notwithstanding anything else in this Agreement to the contrary, such Borrowing Subsidiary shall be permitted to request only Competitive Bid Loans pursuant to Section 2.1.3 and shall not be entitled to borrow any Alternate Currency Loans pursuant to Section 2.1.2.

      "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of or any currency conversion with respect to Eurocurrency Advances or Competitive Bid Advances denominated in a currency other than Dollars, a day other than Saturday or Sunday on which banks are open for business in Chicago, Illinois and New York, New York, on which dealings in Dollars are carried on in the London interbank market and, where funds are to be paid or made available in a currency other than Dollars (other than in Euro), on which commercial banks are open for domestic and international business (including dealings in deposits in such currency) in both London and the place where such funds are to be paid or made available, (ii) with respect to any borrowing, payment, or rate selection of Loans denominated in Euro, a day (other than a Saturday or Sunday) on which a suitable clearing system for the Euro is open for business as determined by the Administrative Agent, and (iii) for all other purposes, a day other than Saturday or Sunday on which banks are open for business in Chicago, Illinois and New York, New York.

      "CANADIAN DOLLARS" means the lawful currency of Canada.

      "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (howsoever designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, in each such case regardless of class or designation.

      "CAPITALIZED LEASE" means any lease the obligation for rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with U.S. GAAP.

      "CHANGE IN CONTROL" means:

            (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of Capital Stock of the Company which have ordinary voting power for the election of directors (other than Capital Stock having such power only by reason of the happening of a contingency); or

              (ii) during any period of twenty-four consecutive calendar months, individuals (a) who were directors of the Company on the first day of such period, or (b) whose election or nomination for election to the board of directors of the Company was recommended or approved by at least a majority of the directors then still in office who were directors of the Company on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of the Company.

      "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "COMMITMENT" means, for each Lender, the obligation of such Lender to make Loans not exceeding the Dollar Amount set forth on Schedule I hereof or as set forth in the applicable Assignment Agreement in the form of Exhibit C hereto received by the Administrative Agent under the terms of Section 13.3, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

      "COMPANY" means Crane Co., a Delaware corporation, and its successors and assigns, including a debtor-in-possession on behalf of the Company.

      "COMPETITIVE BID ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Lenders to the same Borrower on the same Borrowing Date, in the same currency, at the same interest basis, and for the same Interest Period.

      "COMPETITIVE BID BORROWING NOTICE" is defined in Section 2.1.3(vi).

      "COMPETITIVE BID LOAN" means, with respect of a Lender, a Loan made by such Lender pursuant to Section 2.1.3.

      "COMPETITIVE BID MARGIN" means the margin above or below the applicable Eurocurrency Base Rate or alternative indexed base rate offered for an Indexed Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurodollar Base Rate or alternative indexed base rate.

      "COMPETITIVE BID QUOTE" means a Competitive Bid Quote, substantially in the form of Exhibit D hereto, completed and delivered by a Lender to the Administrative Agent in accordance with Section 2.1.3(iv).

      "COMPETITIVE BID QUOTE REQUEST" means a Competitive Bid Quote Request, substantially in the form of Exhibit E hereto, completed and delivered by the Borrower to the Administrative Agent in accordance with Section 2.1.3(ii).

      "COMPETITIVE BID REDUCTION" has the meaning specified in Section 2.1.1.

      "CONSOLIDATED CASH FLOW" means for any period (i) Consolidated Net Income for such period PLUS (ii) to the extent deducted in determining Consolidated Net Income for such period, the sum, without duplication, of (x) depreciation and amortization expense for such period PLUS (y) the deferred portion of the provision for taxes on income for such period, all determined on a consolidated basis for the Company and its Consolidated Subsidiaries in accordance with U.S. GAAP.

      "CONSOLIDATED DEBT" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date in accordance with U.S. GAAP.

      "CONSOLIDATED NET INCOME" means for any period the amount of net income (or deficit) (before preferred and common stock dividends) of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with U.S. GAAP.

      "CONSOLIDATED NET WORTH" means, at any date as of which the same is to be determined, the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries, determined as of such date in accordance with U.S. GAAP.

      "CONSOLIDATED SUBSIDIARY" means, at any date as of which the same is to be determined, any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date in accordance with U.S. GAAP.

      "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.2.3.

      "CORPORATE BASE RATE" shall mean the rate of interest per annum announced by The First National Bank of Chicago from time to time, changing when and as said corporate base rate changes.

      "DEBT" means, with respect to any Person at any date, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations which are evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations representing the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iv) the principal component of obligations pursuant to Capitalized Leases, (v) non-contingent obligations (and, for purposes of

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Section 6.13 and the definitions of Material Debt and Material Financial
Obligations, contingent obligations) to reimburse any Lender or other Person in respect of amounts paid under a letter of credit or similar instrument, except letters of credit in an aggregate amount not exceeding, as of such date, $40,000,000, (vi) all Debt secured by a Lien or any property now or hereafter owned or acquired by such Person, whether or not such Debt is assumed or is otherwise an obligation of such Person, (vii) Synthetic Lease Liabilities of such Person and (viii) obligations for which such Person is obligated pursuant to a Guaranty other than recourse obligations in respect of chattel paper sold by such Person.

      "DEFAULT" means an event described in Article VII.

      "DEUTSCHE MARKS" means the lawful currency of Germany.

      "DOL" means the United States Department of Labor and any successor department or agency.

      "DOLLAR AMOUNT" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such currency on the London market at 11:00 a.m., London time, two Business Days prior to the date on which such amount is to be determined.

      "DOLLARS" and "$" shall mean lawful money of the United States of America.

      "EFFECTIVE DATE" means the date of this Agreement.

      "ELIGIBLE CURRENCY" means any currency other than Dollars with respect to which the Administrative Agent has not given notice in accordance with Section
2.5.12 and that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market and as to which an Equivalent Amount may be readily calculated.

      "ENVIRONMENTAL LAWS" means any and all federal, state, local, regional, departmental and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, groundwater or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous or dangerous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or

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contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances or emissions.

      "EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such other currency at 11:00 a.m., London time, two Business Days prior to the date on which such amount is to be determined (i) if such currency is Sterling, Australian Dollars, Canadian Dollars, Deutsche Marks or French Francs, rounded up to the nearest 100,000 of such currency and (ii) if such currency is any other Agreed Currency or Alternate Currency, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

      "ERISA AFFILIATE" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Company, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause
(ii) above.

      "EURO" means the euro referred to in the Council Regulation (EC) No. 1103/97 dated 17 June 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of the Economic and Monetary Union.

      "EURO IMPLEMENTATION DATE" means the first date (currently expected to be January 1, 1999) on which the Euro becomes the currency of some or all of the member states of the European Union.

      "EUROCURRENCY ADVANCE" means an Advance which bears interest at a Eurocurrency Rate requested by the applicable Borrower pursuant to Section 2.2, or, in the case of a Indexed Bid Rate Loan pursuant to Section 2.1.3.

      "EUROCURRENCY BASE RATE" means, with respect to any Eurocurrency Advance for any specified Interest Period or a Competitive Bid Advance pursuant to an Indexed Bid Rate Auction for an interest period designated by a Borrower, in each case with respect to an Agreed Currency, either (i) the rate at which deposits in the applicable Agreed Currency are offered by the Administrative Agent to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Interest Period or interest period, in the approximate amount of the applicable Percentage of the Administrative Agent (in its capacity as a Lender) of such Eurocurrency Advance or in the case of an Indexed Bid Rate Auction in an Amount equal to $1,000,000 and, in each case, having a maturity approximately equal to such Interest Period or interest period or (ii) if no such rate of interest is available for any reason, for any specified Interest Period or interest period, the rate of interest per annum equal to the rate for deposits in the applicable Agreed Currency of such Eurocurrency Advance or Indexed Bid Rate Advance with a maturity approximately equal to such Interest Period or interest period which appears on Telerate Page 3740 or Telerate Page 3750, as applicable, or, if there is more than one such rate, the average of such rates rounded to the nearest 1/100 of 1%, as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. The terms "Telerate Page 3740" and "Telerate Page 3750" mean the display designated as "Page 3740" and "Page 3750", as applicable, on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3740 or Page 3750, as applicable, on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest rate settlement rates for the relevant Agreed Currency). Any Eurocurrency Base Rate determined on the basis of the rate displayed on Telerate Page 3740 or Telerate Page 3750 in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

      "EUROCURRENCY LOAN" means a Loan which bears interest at a Eurocurrency Rate requested by the applicable Borrower pursuant to Section 2.2.

      "EUROCURRENCY PAYMENT OFFICE" of the Administrative Agent or any Lender, as applicable, shall mean, for each of the Agreed Currencies, the office, branch or affiliate of the Administrative Agent or such Lender, as applicable, specified as the "EUROCURRENCY PAYMENT OFFICE" for such currency in Schedule I hereto or such other office, branch, affiliate or correspondent bank of the Administrative Agent or such Lender as it may from time to time specify to the Company and each Lender as its Eurocurrency Payment Office.

      "EUROCURRENCY RATE" means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

      "EXCLUDED TAXES" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation designated pursuant to Section 2.5.13 is located.

      "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

      "FEE LETTER" is defined in Section 2.4.2.

      "FINANCIAL OFFICER" means the Chief Financial Officer, the Chief Accounting Officer, the Corporate Treasurer or such other officer of the Company as may be designated by the Company from time to time.

      "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

      "FOREIGN PENSION PLAN" means any employee benefit plan as described in
Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of the Company, any of its Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government including any authority or other quasi-governmental entity established to perform any of such functions.

      "FUNDED DEBT" means at any date, with respect to any Person, all Debt of such Person that is not a current liability as of such date.

      "GROSS NEGLIGENCE" means either recklessness or actions taken or omitted with conscious indifference to or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Administrative Agent or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

      "GUARANTEED OBLIGATIONS" is defined in Section 9.1.

      "GUARANTY" of any Person means any agreement by which such person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, and shall include, without limitation, the contingent liability of such Person under or in relation to any letter of credit and disclosed support agreements, but shall exclude endorsements for collection or deposit in the ordinary course of business.

      "HEDGING OBLIGATIONS" of a Person means any and all net obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, or any similar derivative transactions and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

      "INDEXED BID RATE" means, with respect to an Indexed Bid Rate Loan made by a Lender for the relevant Interest Period, the sum of (i) the Eurocurrency Base Rate (or alternative indexed base rate identified in the applicable Competitive Bid Quote Request) and (ii) the Competitive Bid Margin offered by such Lender and accepted by the applicable Borrower pursuant to Section 2.1.3(vi).

      "INDEXED BID RATE ADVANCE" means a Competitive Bid Advance which bears interest at an Indexed Bid Rate.

      "INDEXED BID RATE LOAN" means a Competitive Bid Loan which bears interest at an Indexed Bid Rate.

      "INDEXED BID RATE AUCTION" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.1.3.

      "INTEREST PERIOD" means, (i) an Absolute Rate Interest Period, (ii) any Alternate Currency Interest Period, (iii) with respect to a Eurocurrency Advance or a Eurocurrency Loan, a period of one, two, three or six months commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement. Such Interest Periods under clauses (ii) and (iii) shall end on (but exclude) the day which corresponds numerically to such date of commencement one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day.

      "INVITATION FOR COMPETITIVE BID QUOTES" means an Invitation for Competitive Bid Quotes, substantially in the form of Exhibit F hereto, completed and delivered by the Administrative Agent to the Lenders in accordance with
Section 2.1.3(iii).

      "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

      "LENDERS" means the financial institutions listed on the signature pages of this Agreement and their respective successors and assigns including, without limitation, any Lender which becomes party to this Agreement pursuant to Section
13.3. Unless the context otherwise requires, the term Lender shall include Alternate Currency Banks.

      "LENDING INSTALLATION" means any office, branch, subsidiary or affiliate of any Lender or the Administrative Agent.

      "LEVEL I STATUS" is defined in Section 2.3.

      "LEVEL II STATUS" is defined in Section 2.3.

      "LEVEL III STATUS" is defined in Section 2.3.

      "LEVEL IV STATUS" is defined in Section 2.3.

      "LEVEL V STATUS" is defined in Section 2.3.

      "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

      "LOAN" means, (i) with respect to a Lender, such Lender's portion of any Revolving Advance, (ii) with respect to any Alternate Currency Bank, such Alternate Currency Bank's portion of any Alternate Currency Advance, and (iii) with respect to any Lender, such Lender's Bid Loan, and (iv) collectively, with respect to all Lenders, all Revolving Loans, Alternate Currency Loans and Competitive Bid Loans.

      "LOAN DOCUMENTS" means this Agreement, any Notes issued pursuant to
Section 2.5.8, the Assumption Letters and all Alternate Currency Addenda.

      "MATERIAL ADVERSE CHANGE" means any change in the business, property, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, property, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries taken as a whole, the ability of any of the Borrowers to perform their obligations under the Loan Documents, or the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

      "MATERIAL DEBT" means Debt (other than the Obligations hereunder or under the Notes) or payment or reimbursement obligations with respect to letters of credit of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $15,000,000.

      "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt, payment obligations in respect of Hedging Obligations and/or payment or reimbursement obligations with respect to letters of credit of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $15,000,000.

      "MATERIAL SUBSIDIARY" means, at any time any Subsidiary which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

      "MAXIMUM ALTERNATE CURRENCY AMOUNT" means Seventy-Five Million Dollars ($75,000,000).

      "MOODY'S" means Moody's Investors Service, Inc. or any rating agency which is generally recognized as a successor thereto.

      "MOODY'S RATING" is defined in Section 2.3.

      "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA subject to Title IV of ERISA and which is contributed to by either the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has potential liability.

      "NATIONAL CURRENCY UNIT" means the unit of currency (other than a Euro unit) of each member state of the European Union that participates in the third stage of Economic and Monetary Union.

      "NEW CURRENCY" is defined in Section 2.5.7.

      "NON-U.S. BORROWER" is defined in Section 3.2(b).
                                        --------------

      "NOTE" means any promissory note issued by any Borrower at the request of a Lender pursuant to Section 2.5.8 in the form supplied by the Administrative Agent.

      "NOTICE OF ASSIGNMENT" is defined in Section 13.3.2.

      "OBLIGATIONS" means all Loans, Advances, debts, liabilities, obligations, covenants and duties owing by the Company or any of its Subsidiaries to the Administrative Agent, any Lender, any Affiliate of the Administrative Agent, any Lender or any indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes issued hereunder or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees, and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document.

      "ORIGINAL CURRENCY" is defined in Section 2.5.7.

      "OTHER TAXES" is defined in Section 3.1(i).

      "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the function thereof.

      "PAYMENT DATE" means the last Business Day of each calendar month.

      "PERCENTAGE" means, with respect to any Lender, the percentage obtained by dividing (A) the sum of such Lender's Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Commitment at such time; provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Percentage" means the percentage obtained by dividing (i) such Lender's Loans (including Competitive Bid Loans) by (ii) the aggregate amount of all Loans (including Competitive Bid Loans).

      "PERSON" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

      "PLAN" means any employee benefit plan defined in Section 3(3) of ERISA in respect of which the Company or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA or with respect to which the Company or any ERISA Affiliate has any potential liability.

      "PURCHASERS" is defined in Section 13.3.1.

      "REFUNDING BORROWING" means (a) a borrowing consisting of Alternate Currency Loans or Revolving Loans which, after application of the proceeds thereof, results in no net increase in the aggregate outstanding principal amount of such Loans made by any Lender or (b) a borrowing consisting of Competitive Bid Loans which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of such Loans made by any Lender.

      "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of Securities for the purpose of purchasing or carrying margin stock (as defined therein).

      "REGULATIONS U AND X" means Regulations U and X of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulations or official interpretations of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "REPORTABLE EVENT" means any of the events described in Section 4043 of ERISA other than an event for which the 30-day notice requirement has been waived by regulation; provided, however, that events described in ERISA ss.4043(c)(1) or (5) shall be a Reportable Event regardless of such waiver.

      "REQUEST FOR A NEW ALTERNATE CURRENCY FACILITY" shall have the meaning ascribed thereto in Section 2.1.2(ii).

      "REQUIRED LENDERS" means Lenders having, in the aggregate, Percentages of at least sixty-six and two-thirds percent (66-2/3%).

      "RESERVE REQUIREMENT" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

      "REVOLVING ADVANCE" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Revolving Loans made by the Lenders to the Company pursuant to Section 2.1.1 of the same Type and, in the case of Eurocurrency Advances, denominated in the same currency and for the same Interest Period.

      "REVOLVING LOAN" is defined in Section 2.1.1.

      "S&P" means Standard and Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., or any rating agency which is generally recognized as a successor thereto.

      "S&P RATING" is defined in Section 2.3.

      "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

      "SINGLE EMPLOYER PLAN" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

      "STATUS" is defined in Section 2.3.

      "STERLING" means the lawful currency of England.

      "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "SUBSIDIARY" shall mean a Subsidiary of the Company.

      "SUBSTANTIAL PORTION" means, with respect to the Property of the Company and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made.

      "SYNDICATED CREDIT OBLIGATIONS" means, at any particular time, the sum of
(i) the Dollar Amount of the aggregate unpaid principal balance of the Revolving Loans at such time, plus (ii) the Dollar Amount of the aggregate unpaid principal balance of the Alternate Currency Loans at such time.

      "SYNTHETIC LEASE LIABILITIES" of a Person means any liability under any tax retention operating lease or so-called "synthetic" lease transaction, or any obligations arising with respect to any other similar transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person and its Subsidiaries (other than leases which do not have an attributable interest component that are not Capitalized Leases).

      "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities (including but not limited to interest and penalties) with respect to the foregoing, imposed by any Governmental Authority, but excluding Excluded Taxes.

      "TERMINATION DATE" means the earlier of (i) November 18, 2003 and (ii) the date the Loans may be accelerated in accordance with this Agreement.

      "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any ERISA Affiliate from a Benefit Plan during a plan year in which the Company or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of the Company or any ERISA Affiliate; (iii) the imposition of an obligation on the Company or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or (vii) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

      "TOTAL CAPITALIZATION" means, at any date, the sum of Consolidated Debt and Consolidated Net Worth as of such date.

      "TYPE" means, with respect to any Loan or Advance, its nature as an Alternate Base Rate Advance or Loan or Eurocurrency Advance or Loan or, in the case of any Competitive Bid Advance or Loan, its nature as an Absolute Rate Advance or Loan or an Indexed Bid Rate Advance or Loan.

      "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      "U.S. GAAP" means accounting principles generally accepted in the United States of America as recommended by the Financial Accounting Standards Board as in effect as of the Effective Date applied consistently with the audited financial statements of the Company and its Consolidated Subsidiaries for the year ended December 31, 1997.

      "WHOLLY-OWNED," when used in connection with any Subsidiary, means (i) any Subsidiary all of the outstanding voting securities of which (other than nominal shares consisting of directors' qualifying shares) shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

      "YEAR 2000 ISSUES" means, with respect to any Person, anticipated costs, problems and uncertainties associated with the inability of certain computer applications and embedded systems to effectively handle data, including dates, on and after January 1, 2000, as it affects the business, operations, and financial condition of such Person, and, to the best of such Person's knowledge, such Person's material customers, suppliers and vendors, but excluding any such costs, problems or uncertainties associated with computer applications and embedded systems of any Governmental Authority.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

      1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with U.S. GAAP.

      1.3. Rounding and Other Consequential Changes. Without prejudice to any method of conversion or rounding prescribed by any legislative measures of the Council of the European Union, each reference in this Agreement to a fixed amount or to fixed amounts in a National Currency Unit to be paid to or by the Administrative Agent shall be replaced by a reference to such comparable and convenient fixed amount or fixed amounts in the Euro as the Administrative Agent may from time to time specify unless such National Currency Unit remains readily available and the applicable Borrower and the Administrative Agent agree to the continued use of such National Currency Unit instead of the Euro.

                         ARTICLE II: THE LOAN FACILITIES

      2.1. The Revolving Loan Facility to the Company.

      2.1.1. Revolving Loans. (i) Upon the satisfaction of the applicable conditions precedent set forth in Sections 4.1, 4.2 and 4.3, from and including the date of this Agreement and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement (including, without limitation, the terms and conditions of Section
2.5.11 and Section 8.1 relating to the reduction, suspension or termination of the Aggregate Commitment), to make revolving loans (each individually, a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS") in one or more Agreed Currencies to the Company from time to time in a Dollar Amount not to exceed such Lender's Percentage of the Available Amount at such time; provided, however, that the Aggregate Commitment shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Loans then outstanding (such deemed use of the aggregate amount of the Commitments being a "COMPETITIVE BID REDUCTION"), and such deemed use in each case of the Aggregate Commitment shall be applied to the Lenders ratably according to their respective Commitments; provided, further, that each Revolving Loan made on or after the Euro Implementation Date shall be made in the Euro if such Revolving Loan would, but for this provision, be capable of being made in either the Euro or the National Currency Unit requested by the Company unless otherwise consented to by the Administrative Agent. Subject to the terms of this Agreement (including, without limitation, the terms and conditions of Sections 2.5.11 and 8.1 relating to the reduction, suspension or termination of the Aggregate Commitment), the Company may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date. The Revolving Loans made on the Effective Date or on or before the third (3rd) Business Day thereafter shall initially be Alternate Base Rate Loans and thereafter may be continued as Alternate Base Rate Loans or converted into Eurocurrency Loans in the manner provided in Section 2.2.3. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the Commitments of the Lenders to lend hereunder shall expire on the Termination Date. The proceeds of all Revolving Loans made under this Section 2.1.1 shall be used in accordance with the terms of Section 6.2. All outstanding Revolving Loans shall be paid in full by the Company on the Termination Date.

      (ii) Borrowing Notice. When the Company desires to borrow under this
Section 2.1.1, a Financial Officer shall deliver to the Administrative Agent a Borrowing Notice, signed by it, specifying that the Company is requesting a Revolving Loan pursuant to this Section 2.1.1. Any Borrowing Notice given pursuant to this Section 2.1.1 shall be irrevocable.

      (iii) Maximum Revolving Credit Amount. At no time shall the sum of (a) the Syndicated Credit Obligations plus (b) the outstanding principal balance of all Competitive Bid Loans exceed the Aggregate Commitment.

      (iv) Making of Revolving Loans. Promptly after receipt of the Borrowing Notice under Section 2.1.1(ii) in respect of Revolving Loans, the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Advance. Each Lender shall make available its Revolving Loan in accordance with the terms of Section 2.5.1. The Administrative Agent will make the funds so received from the Lenders available to the Company in accordance with the terms of Section 2.5.1 and shall disburse such proceeds in accordance with the Company's disbursement instructions set forth in such Borrowing Notice. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Borrowing Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Borrowing Date.

      2.1.2. Alternate Currency Loans.

            (i) Upon the execution of an applicable Alternate Currency Addendum and upon the satisfaction of the conditions precedent set forth in Sections 4.1,
4.2 and 4.3 hereof and set forth in such applicable Alternate Currency Addendum, from and including the later of the date of this Agreement and the date of execution of the applicable Alternate Currency Addendum and prior to the Termination Date (unless an earlier termination date shall be specified in the applicable Alternate Currency Addendum), each of the Lenders in its capacity as an Alternate Currency Bank agrees, on the terms and conditions set forth in this Agreement and in the applicable Alternate Currency Addendum, to make Alternate Currency Loans under such Alternate Currency Addendum to the applicable Borrower or Borrowers party to such Alternate Currency Addendum from time to time in the applicable Alternate Currency, in an amount not to exceed the lesser of (i) such Alternate Currency Bank's applicable Alternate Currency Commitment and (ii) such Lender's Percentage of the Available Amount; provided, however, at no time shall the Dollar Amount of the outstanding principal amount of the Alternate Currency Loans and Competitive Bid Loans for all Alternate Currencies other than Dollars exceed the Maximum Alternate Currency Amount other than as a result of currency fluctuations and then only to the extent permitted in Section 2.5.3.(B)(i)(d). For all purposes of this Section 2.1.2, where reference is made to a Lender's Percentage, where a Lender has designated an Affiliate, branch or agency of it to act as the Alternate Currency Bank, it shall be the designating Lender's Percentage which is utilized for purposes hereof. Each Alternate Currency Advance under this Section 2.1.2. shall consist of Alternate Currency Loans made by each Alternate Currency Bank ratably in proportion to such Lender's Percentage. Subject to the terms of this Agreement and the applicable Alternate Currency Addendum, the applicable Borrowers may borrow, repay and reborrow Alternate Currency Loans at any time prior to the Termination Date (unless an earlier termination date shall be specified in the applicable Alternate Currency Addendum). On the Termination Date (unless an earlier termination date shall be specified in the applicable Alternate Currency Addendum), the outstanding principal balance of the Alternate Currency Loans shall be paid in full by the applicable Borrower and prior to the Termination Date (unless an earlier termination date shall be specified in the applicable Alternate Currency Addendum) prepayments of the Alternate Currency Advances shall be made by the applicable Borrower if and to the extent required in Section 2.5.3.(B).

      (ii) Borrowing Notice. When the applicable Borrower desires to borrow under this Section 2.1.2., a Financial Officer shall deliver to the applicable Alternate Currency Agent a Borrowing Notice, signed by it, specifying that such Borrower is requesting an Alternate Currency Advance pursuant to this Section
2.1.2. Any Borrowing Notice given pursuant to this Section 2.1.2. shall be irrevocable.

      (iii) Additional Alternate Currency Commitments. The Company may, by written notice to the Administrative Agent, request the establishment of Alternate Currency Commitments in additional Alternate Currencies agreed to by all of the Lenders other than the Alternate Currencies set forth in clause (i) of the definition thereof, provided the Dollar Amount of the aggregate amount of all of the Alternate Currency Loans shall not exceed the Maximum Alternate Currency Amount ("REQUEST FOR A NEW ALTERNATE CURRENCY FACILITY"). The Administrative Agent will promptly forward to the Lenders any Request for a New Alternate Currency Facility received from the Company; provided each Lender shall be deemed not to have agreed to such request unless its written consent thereto has been received by the Administrative Agent within ten (10) Business Days from the date of such notification by the Administrative Agent to such Lender. In the event that all the Lenders consent to such Request for a New Alternate Currency Facility, upon execution of the applicable Alternate Currency Addendum and the other documents, instruments and agreements required pursuant to this Agreement and such Alternate Currency Addendum, the Alternate Currency Advances with respect thereto may be made.

      (iv) Termination. Except as otherwise required by applicable law, in no event shall the Alternate Currency Agent or Alternate Currency Banks have the right to accelerate the Alternate Currency Loans outstanding under any Alternate Currency Addendum or to terminate their commitments (if any) thereunder to make Alternate Currency Loans prior to the Termination Date, except that such Alternate Currency Agent and Alternate Currency Banks shall, in each case, have such rights upon an acceleration of the Loans and a termination of the Commitments pursuant to Article VIII.

      (v) Statements. Each Alternate Currency Agent shall furnish to the Administrative Agent and the applicable Alternate Currency Banks, not less frequently than monthly, and at any other time at the reasonable request of the Administrative Agent, a statement setting forth the outstanding Alternate Currency Loans made and repaid during the period since the last such report under such Alternate Currency Addendum.

      (vi) Other Provisions Applicable to Alternate Currency Loans. The specification of payment of Alternate Currency Loans in the related Alternate Currency at a specific place pursuant to this Agreement is of the essence. Such Alternate Currency shall be the currency of account and payment of such Loans under this Agreement and the Notes issued hereunder. Notwithstanding anything in this Agreement, the obligation of the applicable Borrower in respect of such Loans shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into the applicable Alternate Currency and transfer to such Lender under normal banking procedure, does not yield the amount of such Alternate Currency due under this

Agreement and the Notes issued hereunder. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such Alternate Currency due under this Agreement and the Notes issued hereunder, such Lender shall have an independent cause of action against the applicable Borrowers for the currency deficit.

      2.1.3. Competitive Bid Advances.

            (i) Competitive Bid Option; Repayment of Competitive Bid Advances; Interest on Competitive Bid Advances. In addition to Revolving Advances and Alternate Currency Advances pursuant to Sections 2.1.1 and 2.1.2, but subject to the terms and conditions of this Agreement (including, without limitation, the limitations set forth in Section 2.1.1(iii) as to the maximum aggregate principal amount of all outstanding Obligations hereunder), the Borrowers may, as set forth in this Section 2.1.3, request the Lenders, prior to the Termination Date, to make offers to make Competitive Bid Advances in Dollars or any other Agreed Currency to the applicable requesting Borrower. Each Lender may, but shall have no obligation to, make such offers and the applicable Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.1.3. Each Competitive Bid Advance shall be repaid in full by the applicable Borrower on the last day of the Interest Period applicable thereto. Competitive Bid Advances may be prepaid only to the extent set forth in the applicable Competitive Bid Quote Request. Interest accrued on each Competitive Bid Advance shall be payable in accordance with the terms of
Section 2.5.6; provided unless otherwise specified in the applicable Competitive Bid Quote Request, interest on all Competitive Bid Advances shall be calculated for actual days elapsed on the basis of a 360-day year.

            (ii) Competitive Bid Quote Request. When a Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.1.3, the Borrower shall transmit to the Administrative Agent by telex or facsimile transmission a Competitive Bid Quote Request so as to be received not later than:

      (w) for an INDEXED BID RATE AUCTION for Competitive Bid Advances denominated in any AGREED CURRENCY OTHER THAN DOLLARS, 10:00 a.m. (London time) at least five Business Days prior to the Borrowing Date proposed therein;

      (x) for an INDEXED BID RATE AUCTION for Competitive Bid Advances denominated in DOLLARS, 10:00 a.m. (Chicago time) at least four Business Days prior to the Borrowing Date proposed therein;

      (y) for an ABSOLUTE RATE AUCTION for Competitive Bid Advances denominated in any AGREED CURRENCY OTHER THAN DOLLARS, 9:00 a.m. (London time) at least three Business Days prior to the Borrowing Date proposed therein; or

      (z) for an ABSOLUTE RATE AUCTION for Competitive Bid Advances denominated in DOLLARS, 10:00 a.m.(Chicago time) at least one Business Day prior to the Borrowing Date proposed therein;

or, in any case, such other time or date as the applicable Borrower and the Administrative Agent shall have mutually agreed upon and shall have notified to the Lenders not later than the date of the Competitive Bid Quote Request for the first Indexed Bid Rate Auction or Absolute Rate Auction for which such change is to be effective, specifying:

      (a)   the  proposed  Borrowing  Date for the  proposed  Competitive  Bid
            Advance;

      (b) the aggregate principal amount of such Competitive Bid Advance, which shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof);

      (c) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate, or both;

      (d)   the Interest Period applicable thereto;

      (e) the Agreed Currency in which such Competitive Bid Advance is to be made;

      (f)   the applicable Borrower for such Competitive Bid Advance;

      (g) whether or not the Competitive Bid Advance requested shall be subject to prepayment; and

      (h) where the Agreed Currency is other than Dollars or the Borrower is other than the Company, any other specified provisions applicable thereto (i.e., specifying an alternative index for Indexed Bid Rate Loans, special withholding tax requirements, or any other provisions applicable as a result of use of such Agreed Currency or specification of such Borrower).

A Borrower may request offers to make Competitive Bid Loans for more than one Interest Period, for more than one Agreed Currency and for an Indexed Bid Rate Auction and an Absolute Rate Auction in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five Business Days (or, upon reasonable prior notice to the Lenders, such other number of days as the applicable Borrower and the Administrative Agent may agree upon) of any other Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit E hereto shall be rejected, and the Administrative Agent shall promptly notify the applicable Borrower of such rejection by telex or facsimile transmission.

            (iii) Invitation for Competitive Bid Quotes. Promptly upon receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.1.3(ii), the Administrative Agent shall send to each of the Lenders by telex or facsimile transmission an Invitation for Competitive Bid Quotes, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.1.3.

            (iv)  Submission and Contents of Competitive Bid Quotes.

            (a) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.1.3(iv) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Article XIV not later than:

      (i) for an INDEXED BID RATE AUCTION for Competitive Bid Advances denominated in any AGREED CURRENCY OTHER THAN DOLLARS, 1:00 p.m. (London time) at least four Business Days prior to the Borrowing Date proposed therein;

      (ii) for an INDEXED BID RATE AUCTION for Competitive Bid Advances denominated in DOLLARS, 8:30 a.m. (Chicago time) at least two Business Days prior to the Borrowing Date proposed therein;

      (iii) for an ABSOLUTE RATE AUCTION for Competitive Bid Advances denominated in any AGREED CURRENCY OTHER THAN DOLLARS, 1:00 p.m. (London time) at least two Business Days prior to the Borrowing Date proposed therein; or

      (iv) for an ABSOLUTE RATE AUCTION for Competitive Bid Advances denominated in DOLLARS, 9:00 a.m.(Chicago time) on the proposed Borrowing Date;

or, in any such case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed upon and shall have notified to the Lenders not later than the date of the first Indexed Bid Rate Auction or Absolute Rate Auction for which such change is to be effective; provided that Competitive Bid Quotes submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one-half hour prior to the deadline for the other Lenders, in the case of an Indexed Bid Rate Auction or an Absolute Rate Auction denominated in an Agreed Currency other than Dollars, or (y) 15 minutes prior to the deadline for the other Lenders, in the case of an Absolute Rate Auction denominated in Dollars. Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the applicable Borrower.

            (b)  Each Competitive Bid Quote shall in any case specify:

            (1) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes;

            (2) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, but in no case greater than the unutilized Aggregate Commitment, (2) must be at least

                  $5,000,000 (and an integral multiple of $1,000,000 if in excess thereof), and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and
                  (4) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Lender may be accepted;

            (4)   in the case of an Indexed Bid Rate Auction, the Competitive
                  Bid Margin offered for each such Competitive Bid Loan;
            (5)   in the case of an Absolute Rate  Auction,  the Absolute Rate offered for each such Competitive Bid Loan;

            (6) the minimum or maximum amount, if any, of the Competitive Bid Loan which may be accepted by the applicable Borrower;
            (7)   the applicable Interest Period;

            (8)   the identity of the quoting Lender; and

            (9) where the Agreed Currency is other than Dollars or the Borrower is other than the Company, any other specified provisions applicable thereto (i.e., specifying an alternative index for Indexed Bid Rate Loans, special withholding tax requirements, or any other provisions applicable as a result of use of such Agreed Currency or specification of such Borrower).

            (c) The Administrative Agent shall reject any Competitive Bid Quote that:

            (1) is not substantially in the form of Exhibit D hereto or does not specify all of the information required by clause
                  (b) above;

            (2) contains qualifying, conditional or similar language, other than any such language contained in Exhibit D hereto or permitted as a result of clause (b)(9) above;

            (3) other than as set forth in clause (b)(9) above, proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

            (4)   arrives after the time set forth in Section 2.1.3(iv)(a).

            (d) If any Competitive Bid Quote shall be rejected pursuant to
      Section 2.1.3(iv)(c), then the Administrative Agent shall notify the relevant Lender of such rejection as soon as practicable.

            (v) Notice to Borrower. The Administrative Agent shall promptly notify the applicable Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.1.3(iv) and (ii) of any Competitive Bid Quote that is in accordance with Section 2.1.3(iv) and amends, modifies or is otherwise inconsistent with a previous

Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Competitive Bid Margins or Absolute Rates, as the case may be, so offered.

            (vi) Acceptance and Notice by Borrower. Subject to the receipt of the notice from the Administrative Agent referred to in Section 2.1.3(v), not later than:

      (i) for an INDEXED BID RATE AUCTION for Competitive Bid Advances denominated in any AGREED CURRENCY OTHER THAN DOLLARS, 10:00 a.m. (London time) at least three Business Days prior to the Borrowing Date proposed therein;

      (ii) for an INDEXED BID RATE AUCTION for Competitive Bid Advances denominated in DOLLARS, 9:30 a.m. (Chicago time) at least two Business Days prior to the Borrowing Date proposed therein;

      (iii) for an ABSOLUTE RATE AUCTION for Competitive Bid Advances denominated in any AGREED CURRENCY OTHER THAN DOLLARS, 2:00 p.m. (London time) at least two Business Days prior to the Borrowing Date proposed therein; or

      (iv) for an ABSOLUTE RATE AUCTION for Competitive Bid Advances denominated in DOLLARS, 10:00 a.m.(Chicago time) on the proposed Borrowing Date;

or any such case, such other time or date as the Company and the Administrative Agent shall have mutually agreed upon and shall have notified to the Lenders not later than the date of the Competitive Bid Quote Request for the first Indexed Bid Rate Auction or Absolute Rate Auction for which such change is to be effective, the applicable Borrower shall notify the Administrative Agent of such Borrower's acceptance or rejection of the offers so notified to it pursuant to
Section 2.1.3(v); provided, however, that the failure by the applicable Borrower to give such notice to the Administrative Agent shall be deemed to be a rejection by such Borrower of all such offers. In the case of acceptance, such notice (a "COMPETITIVE BID BORROWING NOTICE") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The applicable Borrower may accept or reject any Competitive Bid Quote in whole or in part; provided that:

      (A) the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

      (B) the principal amount of each Competitive Bid Advance must be at least $5,000,000 (and an integral multiple of $1,000,000 if in excess thereof);

      (C) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Absolute Rates, as the case may be; and

      (D) the applicable Borrower may not accept any offer of the type described in Section 2.1.3(iv)(c) or that otherwise fails to comply with the requirements of this Agreement in respect of obtaining a Competitive Bid Loan under this Agreement.

            (vii) Allocation by the Administrative Agent. If offers are made by two or more Lenders with the same Competitive Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are permitted to be accepted for the related Interest Period and currency, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such multiples as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event by 11:00 a.m. (Chicago to London time, as applicable) on the third Business Day prior to the Borrowing Date, in the case of Indexed Bid Rate Advances and Absolute Rate Advances denominated in an agreed currency other than Dollars, and by 11:00 a.m.(Chicago time) on the same Business Day, in the case of Absolute Rate Advances, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of each Competitive Bid Advance allocated to each participating Lender.

            (viii) Administration Fee. The Company hereby agrees to pay to the Administrative Agent an administration fee per Competitive Bid Quote Request transmitted by any Borrower to the Administrative Agent pursuant to Section 2.1.3(ii) in the amounts and at the times specified in the Fee Letter.

      2.2. Types and Interest Periods.

      2.2.1. Types of Advances. The Revolving Loans may be Alternate Base Rate Loans or Eurocurrency Loans, or a combination thereof, selected by the Company in accordance with Sections 2.2.2 and 2.2.3. The applicable interest rates, Types and Interest Periods applicable to the Alternate Currency Loans shall be as set forth in the applicable Alternate Currency Addendum.

      2.2.2. Method of Selecting Types and Interest Periods for New Advances. The applicable Borrower shall select the Type of Advance and, in the case of each Alternate Currency Advance and Eurocurrency Advance, the Interest Period applicable to each Advance from time to time. The applicable Borrower shall give the Administrative Agent or applicable Alternate Currency Agent an irrevocable Borrowing Notice, or, if such Borrower is a Borrowing Subsidiary, the Company may on behalf of such Borrowing Subsidiary give a Borrowing Notice, not later than 11:00 a.m. (Chicago time) (x) on the Borrowing Date for each Alternate Base Rate

Advance, (y) three Business Days before the Borrowing Date for each Eurocurrency Advance in Dollars, and (z) four Business Days before the Borrowing Date for each Eurocurrency Advance in an Agreed Currency other than Dollars and each Alternate Currency Advance (or such other period as may be specified in the applicable Alternate Currency Addendum), provided that there shall be no more than six (6) Interest Periods in effect with respect to all of the Loans at any time. A Borrowing Notice shall specify:

      (i)   the Borrowing Date, which shall be a Business Day, of such Advance;

      (ii) the aggregate amount and the currency of such Advance, provided, that, if any Advance made (or to be made) on or after the Euro Implementation Date would, but for this provision, be capable of being made either in the Euro or in the applicable National Currency Unit requested by the applicable Borrower, such Advance shall be made in the Euro;

      (iii) the Type of Advance selected and in respect of all Loans, the currency thereof;

      (iv) whether such borrowing is pursuant to a Revolving Loan or Alternate Currency Loan;

      (v) in the case of each Alternate Currency Advance or Eurocurrency Advance, the Interest Period applicable thereto; and

      (vi)  the identity of the applicable Borrower.

      2.2.3. Conversion and Continuation of Outstanding Advances. Alternate Base Rate Advances shall continue as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into Eurocurrency Advances. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Advance shall be automatically converted into an Alternate Base Rate Advance unless the Company shall have given the Administrative Agent an irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") requesting that, at the end of such Interest Period, such Eurocurrency Advance either continue as a Eurocurrency Advance for the same or another Interest Period or be converted into an Alternate Base Rate Advance. Subject to the terms of Sections 2.2.1 and 2.5.2, the Company may elect from time to time to convert all or any part of an Advance of any Type (other than Alternate Currency Advances) into any other Type or Types of Advances (other than Alternate Currency Advances); provided that any conversion of any Eurocurrency Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Company shall give the Administrative Agent the Conversion/Continuation Notice of each conversion of an Advance or continuation of a Eurocurrency Advance not later than 10:00 a.m. (Chicago time) at least one Business Day, in the case of a conversion into an Alternate Base Rate Advance, or three Business Days, in the case of a conversion into or continuation of a Eurocurrency Advance, prior to the date of the requested conversion or continuation, specifying:

      (i) the requested date, which shall be a Business Day, of such conversion or continuation;

      (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

      (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance, the duration of the Interest Period applicable thereto.

      2.3. Applicable Margin. The Applicable Margins set forth below, with respect to each Advance (other than Alternate Currency Advances which shall be governed by the applicable Alternate Currency Addendum) and the applicable fee rate for facility fees and utilization fees payable hereunder, shall be subject to adjustment (upwards or downwards, as appropriate) in accordance with the table set forth below based on the Company's Status shall be determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for all purposes is that in effect at the close of business on such date. If at any time the Borrower has no Moody's Rating or no S&P Rating, Level V Status shall exist. If the Borrower is split-rated and the ratings differential is one level, the higher rating will apply. If the Borrower is split-rated and the ratings differential is two levels, the intermediate rating at the midpoint will apply. If the Borrower is split-rated and the ratings differential is more than two levels, the rating that is one level above the lowest rating will apply.

-------------------------------------------------------------------------------
  APPLICABLE      LEVEL I      LEVEL II    LEVEL III     LEVEL IV    LEVEL V
    MARGIN         STATUS       STATUS       STATUS       STATUS      STATUS
-------------------------------------------------------------------------------
 EUROCURRENCY      0.195%       0.225%       0.300%       0.350%      0.550%
    MARGIN
-------------------------------------------------------------------------------
ALTERNATE BASE       0%           0%           0%           0%          0%
     RATE
-------------------------------------------------------------------------------
APPLICABLE FEE    LEVEL I      LEVEL II    LEVEL III     LEVEL IV    LEVEL V
     RATE          STATUS       STATUS       STATUS       STATUS      STATUS
-------------------------------------------------------------------------------
UTILIZATION FEE      0%           0%           0%         0.05%       0.10%
-------------------------------------------------------------------------------
 FACILITY FEE      0.080%       0.100%       0.125%       0.150%      0.200%
-------------------------------------------------------------------------------

For the purposes of this Agreement, the Company's Status will be determined based on the following definitions:

            "LEVEL I STATUS" exists at any date if, on such date, the Company's Moody's Rating is A3 or better or the Company's S&P Rating is A- or better.

            "LEVEL II STATUS" exists at any date if, on such date, (i) the Company has not qualified for Level I Status and (ii) the Company's Moody's Rating is Baa1 or better or the Company's S&P Rating is BBB+ or better.

            "LEVEL III STATUS" exists at any date if, on such date, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Company's Moody's Rating is Baa2 or better or the Company's S&P Rating is BBB or better.

            "LEVEL IV STATUS" exists at any date if, on such date (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Company's Moody's Rating is Baa3 or better or the Company's S&P Rating is BBB- or better.

            "LEVEL V STATUS" exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

            "MOODY'S RATING" means, at any time, the rating issued by Moody's and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

            "S&P RATING" means, at any time, the rating issued by S&P and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

            "STATUS" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

      2.4. Fees. The Company and the Borrowing Subsidiaries agree to pay the following fees:

      2.4.1. Facility Fee. The Company and the Borrowing Subsidiaries hereby jointly and severally agree to pay to the Administrative Agent for the ratable account of each Lender, for the period from the date hereof to and including the Termination Date, a facility fee at the applicable rate per annum equal to the annual percentage rate indicated as the applicable facility fee in the table set forth in Section 2.3 changing as and when the Company's Status changes, payable on the average daily amount of such Lender's Commitment (without regard to utilization). All accrued facility fees shall be payable quarterly in arrears during the term of each Lender's Commitment hereunder, in arrears, not later than the last day of each March, June, September and December, commencing December 31, 1998 and, in the case of each Lender, on the effective date of any termination of the obligations of such Lender to make Loans hereunder, and facility fees shall cease to accrue thereafter.

      2.4.2. Utilization Fee. If, at the end of any fiscal quarter, the average daily aggregate principal amount of outstanding Revolving Credit Obligations, Alternate Currency Loans and Competitive Bid Loans during such quarter exceeded fifty percent (50%) of the average daily amount of the Aggregate Commitment during such quarter, the Company and the Borrowing Subsidiaries hereby jointly and severally agree to pay to the Administrative Agent, for the ratable account of each Lender in accordance with its Percentage, a utilization fee at the respective rates per annum set forth in the table set forth in Section 2.3 on the average daily aggregate principal amount of all Revolving Credit Obligations, Alternate Currency Loans and Competitive Bid Loans during such quarter, payable quarterly, in arrears, not later than the last day of each

March, June, September and December, commencing December 31, 1998, and on the Termination Date or earlier termination of the Commitments and repayment in full of the Obligations. For purposes of calculating the utilization fee hereunder, the principal amount of each Loan made in a currency other than Dollars shall be the Dollar Amount of such Loan as determined under clause (ii) of the definition herein of "Dollar Amount".

      2.4.3. Administrative Agent Fees. The Company agrees to pay certain fees to the Administrative Agent and the Arranger, solely for their account (to be allocated among the Administrative Agent and the Arranger in their discretion), on the dates and in the amounts set forth in the fee letter among the Company, the Arranger and The First National Bank of Chicago, dated October 7, 1998 (the "FEE LETTER").

      2.5. General Facility Terms.

      2.5.1. Method of Borrowing. (i) Promptly after receipt of a Borrowing Notice with respect to Revolving Loans and Alternate Currency Loans, the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Advance. On each Borrowing Date with respect to Revolving Loans, each Lender shall make available its Revolving Loan, as applicable, (x) if such Loan is denominated in Dollars, not later than 2:00 p.m., Chicago time, in Federal or other funds immediately available to the Administrative Agent, in Chicago, Illinois at its address specified in or pursuant to Article XIV and, (y) if such Loan is denominated in another currency, not later than 12:00 noon, local time in the city of the Administrative Agent's Eurocurrency Payment Office for such currency, in such funds as may then be customary for the settlement of international transactions in such currency in the city of and at the address of the Administrative Agent's Eurocurrency Payment Office for such currency. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Company at the Administrative Agent's aforesaid address not later than 3:00 p.m. local time.

      (ii) Subject to the procedures set forth in the applicable Alternate Currency Addendum, each Alternate Currency Bank shall make available its Alternate Currency Loan or Loans, in funds immediately available to the Alternate Currency Agent at its office designated in the Alternate Currency Addendum for payments of such Alternate Currency in the Alternate Currency. The Alternate Currency Agent will promptly make the funds so received from the Alternate Currency Banks available to the applicable Borrower. Promptly upon any such disbursement of an Alternate Currency Advance, the Alternate Currency Agent shall give written notice to the Administrative Agent by telex or telecopy of the making of such Loan, which notice shall be substantially in the form attached hereto as Exhibit G.

      (iii) If for any reason any applicable Alternate Currency Bank fails to make payment to the applicable Alternate Currency Agent of any amount due under
Section 2.5.1(ii) and the applicable Alternate Currency Addendum, the applicable Alternate Currency Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Alternate Currency Bank hereunder until the Alternate Currency Agent receives such payment from such Alternate Currency Bank or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Alternate Currency Bank fails to make payment to the applicable Alternate Currency Agent of any amount due under Section 2.5.1(ii) and the applicable Alternate Currency Addendum, such Alternate Currency Bank shall be deemed, at the option of the applicable Alternate Currency Agent, to have unconditionally and irrevocably purchased from the applicable Alternate Currency Agent, without recourse or warranty, an undivided interest in and participation in the applicable Alternate Currency Advance in the amount such Alternate Currency Bank was required to pay pursuant to Section 2.5.1(ii) and the applicable Alternate Currency Addendum, and such interest and such participation may be recovered from such Alternate Currency Bank together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the applicable Alternate Currency Agent and ending on the date such obligation is fully satisfied.

      2.5.2. Minimum Amount of Each Advance. Each Advance shall be in the minimum amount of $5,000,000 and in integral multiples of $1,000,000 if in excess thereof (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars or an Alternate Currency (or such other amounts as may be specified in the applicable Alternate Currency Addendum)); provided, however, that any Alternate Base Rate Advance may be in the amount of the aggregate applicable unused Aggregate Commitment.

      2.5.3. Prepayments. (A) Voluntary Prepayments. Subject to the terms of
Section 2.5.3, the Company may from time to time and at any time repay or prepay all or any part of outstanding Alternate Base Rate Advances; provided, that the Company may not so prepay Alternate Base Rate Advances unless it shall have provided at least one Business Day's written notice to the Administrative Agent of such prepayment. Eurocurrency Advances and Alternate Currency Advances may be voluntarily repaid or prepaid prior to the last day of the applicable Interest Period, subject to the indemnification provisions contained in Section 3.4 and the provisions of Section 2.5.3, provided, that the applicable Borrower may not so prepay Eurocurrency Advances unless it shall have provided at least three (3) Business Days' written notice to the Administrative Agent of such prepayment. Voluntary prepayments of the Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; provided, that optional prepayments of Eurocurrency Advances made pursuant to
Section 2.1.1 shall be for the entire amount of the outstanding Eurocurrency Advance and the minimum amounts set forth above shall not be applicable if the aggregate outstanding principal balance of the Alternate Base Rate Loans is to be prepaid in full.

      (B) Mandatory Prepayments. (i) If at any time and for any reason, other than the fluctuation in currency exchange rates (which shall be governed by the provisions of clause (ii) below), the Dollar Amount of the Revolving Credit Obligations, Alternate Currency Loans and Competitive Bid Loans are greater than the Aggregate Commitment, the Company shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess.

      (ii)  If on the last Business Day of any month:

      (y) the Dollar Amount of the Revolving Credit Obligations plus the Alternate Currency Loans plus the Competitive Bid Loans exceeds 105% of the Aggregate Commitment, the Company for the ratable benefit of the Lenders shall or shall cause the other Borrowers to immediately prepay Loans (to be applied to such Loans as the Company shall direct at the time of such payment) in an aggregate amount such that after giving effect thereto the Dollar Amount of the Revolving Credit Obligations plus the Alternate Currency Loans plus the Competitive Bid Loans is less than or equal to the Aggregate Commitment; or

      (z) the Dollar Amount of all outstanding Alternate Currency Loans under the Alternate Currency Addenda plus all Competitive Bid Loans in any currencies other than Dollars exceeds 105% of the Maximum Alternate Currency Amount, the applicable Borrowers shall on such date prepay Alternate Currency Loans or Competitive Bid Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of all such Alternate Currency Loans plus all Competitive Bid Loans in any currencies other than ---- Dollars is less than or equal to the Maximum Alternate Currency Amount.

      (iii) Subject to the preceding provisions of this Section 2.5.3(B), all of the mandatory prepayments made under this Section 2.5.3(B) shall be applied first to Alternate Base Rate Loans, second to any Eurocurrency Loans and Alternate Currency Loans maturing on such date, third to any Competitive Bid Loans maturing on such date, and fourth to subsequently maturing Eurocurrency Loans, Alternate Currency Loans and Competitive Bid Loans in order of maturity; provided, that, if requested by the Company at a time when no Default has occurred and is continuing, the Administrative Agent shall hold as cash collateral the part of any such prepayment which, in accordance with this clause
(iii) is to be applied to outstanding Eurocurrency Loans, Alternate Currency Loans and/or Competitive Bid Loans. The Administrative Agent shall apply such cash collateral to outstanding Eurocurrency Loans, Alternate Currency Loans and Competitive Bid Loans on the last day of the next expiring Interest Period with respect to such Loans.

      2.5.4. Interest Rates; Interest Periods. Each Alternate Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such loan is made until it becomes due at a rate per annum equal to the Alternate Base Rate for such day. Each Eurocurrency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Eurocurrency Rate applicable thereto. Each Alternate Currency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum set forth in the applicable Alternate Currency Addendum. Subject to the provisions of Section 2.5.5, each Advance (other than those bearing interest by reference to the Alternate Base Rate, which shall be governed by the first sentence of this Section) shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the earlier of (i) the last day of such Interest Period or (ii) the date of any earlier prepayment in full as permitted by Section 2.5.3, at the interest rate determined as applicable to such Advance.

      2.5.5. Default Rate. After the occurrence and during the continuance of a Default, upon notice to the Company at the option of the Administrative Agent or at the direction of the Required Lenders (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates) the interest rate applicable to all of the Obligations shall be the Alternate Base Rate plus two percent (2%) per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rate set forth above shall be applicable to all Advances without any election or action on the part of the Administrative Agent or any Lender.

      2.5.6. Interest Payment Dates; Interest Basis. Interest accrued on each Alternate Base Rate Advance shall be payable on each Payment Date and at maturity. Interest accrued on each Eurocurrency Advance, or Alternate Currency Advance shall be payable on the last day of its applicable Interest Period, on any date on which such Eurocurrency Advance or Alternate Currency Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance or Alternate Currency Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and utilization fees on Alternate Base Rate Loans, Alternate Currency Loans denominated in Sterling and Eurocurrency Loans denominated in Sterling and the facility fee shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest and utilization fees on all Alternate Currency Loans and Eurocurrency Loans, in each case, other than those denominated in Sterling, shall be calculated for actual days elapsed on the basis of a 360-day year (or a 365-day year if that is deemed by the Administrative Agent to be consistent with market practices for the applicable currency for any Agreed Currency added after the date hereof). Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      2.5.7. Method of Payment. Each Advance shall be repaid or prepaid in the currency in which it was made in the amount borrowed and interest payable thereon shall be paid in such currency. All payments of principal, interest, and fees in Dollars hereunder shall be made by noon (Chicago time) on the date when due in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company and shall be made ratably among all Lenders in the case of fees and payments in respect of Advances. After the occurrence and during the continuance of a Default, all payments of principal shall be applied ratably among all outstanding Advances. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to
Article XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. All payments to be made by the Borrowers hereunder or under the Notes issued hereunder in any currency other than Dollars (other than in respect of any Alternate Currency Loan) shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Administrative Agent, at its Eurocurrency Payment Office for such currency. All payments to be made by the Borrowers hereunder in respect of any Alternate Currency Loans shall be made in the currencies in which such Loans are denominated and in funds immediately available, freely transferable and cleared at the office or branch from which the Loan was made under Section 2.1.2 not later than 3:00 p.m. local time on the date on which such payment shall become due (unless a different time shall be specified in the applicable Alternate Currency Addendum). Promptly upon receipt of any payment of principal of the Alternate Currency Loans, the Lender receiving such payment shall give written notice to the Administrative Agent by telex or telecopy of the receipt of such payment, which notice shall be substantially in the form attached hereto as Exhibit H. The Administrative Agent will promptly cause such payments to be distributed to each Lender in like funds and currency. Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that different types of such currency (the "NEW CURRENCY") are introduced and the type of currency in which the Advance was made (the "ORIGINAL CURRENCY") no longer exists or the applicable Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the applicable Borrower hereunder or under the Notes issued hereunder in such currency shall be made in such amount and such type of the New Currency or Dollars as shall be equivalent to the amount of such payment otherwise due hereunder or under the Notes issued hereunder in the Original Currency, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations. In addition, notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, the applicable Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in the type of currency in which such Advance was made because of the imposition of any such currency control or exchange regulation, then such Advance shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Amount (as of the date of repayment) of such Advance; provided, that if and to the extent that any legislative measures of the Council of the European Union for the introduction of, changeover to or operation of a single or unified currency provided that following the commencement of the third stage of the Economic and Monetary Union an amount denominated either in the Euro or in the National Currency Unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the Euro or in that National Currency Unit and so long as the applicable National Currency Unit in which the applicable Loan was made is an Eligible Currency, each Borrower shall be entitled to pay or repay any such amount either in the Euro or in such National Currency Unit.

      2.5.8. Noteless Transaction; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company and each Borrowing Subsidiary to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

      (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from any Borrower and each Lender's share thereof.

      (iii) The entries maintained in the accounts maintained pursuant to clauses (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of each Borrower to repay its Obligations in accordance with their terms.

      (iv) Any Lender may request that its Loans to one or more of the Borrowers be evidenced by a promissory note (a "NOTE"). In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Administrative Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 13.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (i) and (ii) above.

      2.5.9. Notification of Advances, Interest Rates and Prepayments. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurocurrency Advance and Alternate Currency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

      2.5.10. Non-Receipt of Funds by the Administrative Agent. Unless the Company, a Borrowing Subsidiary or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Company or a Borrowing Subsidiary, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such scheduled payment, the Administrative Agent may assume that such scheduled payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such scheduled payment available to the intended recipient in reliance upon such assumption. If such Lender, Borrowing Subsidiary or the Company, as the case may be, has not in fact made such scheduled payment to the Administrative Agent, the recipient of such scheduled payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to
(x) in the case of scheduled payment by
a Lender, the Federal Funds Effective Rate for such day or (y) in the case of scheduled payment by the Company or a Borrowing Subsidiary, the interest rate applicable to the relevant Loan.

      2.5.11. Termination or Reduction in the Aggregate Commitment. The Company may at any time after the date hereof permanently reduce the Aggregate Commitment, in whole, or in a minimum aggregate amount of $5,000,000 and in integral multiples of $1,000,000 if in excess thereof, ratably among the Lenders upon at least three (3) Business Day's prior written notice to the Administrative Agent, which notice shall specify the amount of such reduction; provided, however, no such notice of reduction shall be effective to the extent that it would reduce the Aggregate Commitment to an amount which would be less than the outstanding principal Dollar Amount of the Obligations outstanding at the time such reduction is to take effect. The Aggregate Commitment once reduced as provided in this Section 2.5.11 may not be reinstated.

      2.5.12. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II with respect to any Advance in any currency other than Dollars, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Loans, Alternate Currency Loans or Competitive Bid Loans comprising such Advance to be denominated in the currency specified by the applicable Borrower, then the Administrative Agent shall forthwith give notice thereof to the Company and the Lenders, and such Loans shall not be denominated in such currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice, as Alternate Base Rate Loans, unless the applicable Borrower notifies the Administrative Agent at least one Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency or Alternate Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice.

      2.5.13. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Company in accordance with Article XIV, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

      2.5.14. Borrowing Subsidiaries. The Company may at any time or from time to time, with the consent of the Administrative Agent, which consent shall not be unreasonably withheld, add as a party to this Agreement any Australian, Canadian, English, French or German Subsidiary to be a "Borrowing Subsidiary" hereunder by (a) the execution and delivery to the Administrative Agent of a duly completed Assumption Letter by such Subsidiary, with the written consent of the Company at the foot thereof and (b) the execution and delivery to the

Administrative Agent of such other documents, instruments or agreement as may be reasonably required by the Administrative Agent; provided, however, if any French Subsidiary is designated as a Borrowing Subsidiary, notwithstanding anything else in this Agreement to the contrary, such Borrowing Subsidiary shall be permitted to request only Competitive Bid Loans pursuant to Section 2.1.3 and shall not be entitled to borrow any Alternate Currency Loans pursuant to Section
2.1.2. Upon such execution, delivery and consent such Subsidiary shall for all purposes be a party hereto as a Borrowing Subsidiary as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Advances made to any Borrowing Subsidiary under this Agreement shall have been repaid or paid in full and all other obligations of such Borrowing Subsidiary under this Agreement shall have been fully performed, the Company may, upon not fewer than five (5) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Borrowing Subsidiary's status as a "Borrowing Subsidiary".

      2.5.15. Withholding Tax Exemption. (i) On or prior to the date of its execution and delivery of this Agreement in the case of any Lender (and on or prior to the effective date specified in the Notice of Assignment pursuant to which a Purchaser became a Lender in the case of each other Lender), each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or other appropriate form), certifying in either case that such Lender is entitled to receive payments from the Company under the Loan Documents without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to the Company and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form (or a replacement of an expired form) expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments from the Company under the Loan Documents without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender promptly advises the Company and the Administrative Agent that it is not capable of receiving payments from the Company without any deduction or withholding of United States federal income tax.

      (ii) Each Lender agrees to file with the Administrative Agent and the Borrowers, in duplicate, (a) on the date such Lender becomes an Alternate Currency Bank with respect to an Alternate Currency and (b) thereafter as frequently as required by applicable law unless not legally able to do so, on or prior to the immediately following due date of any payment by the Borrowers hereunder, a properly completed and executed copy of any form, certification or similar documentation, if any, necessary for claiming complete exemption from withholding taxes, or an opinion of counsel confirming such exemption; provided that such Lender's failure to complete, execute and file such form, certification or similar documentation shall not relieve the Borrowers of any of their obligations under this Agreement.

      2.5.16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Borrower hereunder or under any of the Notes issued hereunder in the currency expressed to be payable herein or under the Notes issued hereunder (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's office in Chicago, Illinois on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the applicable Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under
Section 12.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the applicable Borrower.

      2.5.17. Telephonic Notices. The Company and each Borrower hereby authorize the Lenders and the Administrative Agent to extend or continue Advances, effect selections of Types of Advances and transfer funds based on telephonic notices made by any person or persons the Administrative Agent or such Lender in good faith believes to be a Financial Officer or an officer, employee or agent of the Company or a Borrowing Subsidiary designated by a Financial Officer. The Company agrees to deliver or to cause to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice given by the Company or any Subsidiary, signed by a Financial Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent or the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

      2.6 Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement, until all of the Obligations (other than contingent indemnity obligations) shall have been fully and indefeasibly paid and satisfied, all financing arrangements among the Borrowers and the Lenders shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

                      ARTICLE III: CHANGE IN CIRCUMSTANCES

        3.1. Taxes. (i) All payments by the Borrowers to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(b) the applicable Borrower shall make such deductions, (c) the applicable Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the applicable Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

      (ii) In addition, the applicable Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("OTHER TAXES").

      (iii) Each of the Borrowers hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.1) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.7.

      (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "NON-U.S. LENDER") agrees that it will, not less than ten (10) Business Days after the date of this Agreement, (i) deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Company and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Company and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Administrative Agent certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, provided that no event (including without limitation any change in treaty, law or regulation, or any change in the interpretation or administration by any Governmental Authority) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it. Each Lender shall advise the Company and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, if it has actual knowledge of said fact.

      (v) For any period during which a Non-U.S. Lender has failed to provide the Company with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.1 with respect to U.S. federal income taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Company shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

      (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty upon written request from the Company shall deliver to the applicable Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law and specified in the Company's written request as will permit such payments to be made without withholding or at a reduced rate.

      3.2. Yield Protection. (a) If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

      (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Loans, or

      (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances or Alternate Currency Advances), or

      (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Loans or Commitment, then, within 15 days of demand by such Lender, the Company shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

      (b) Non-U.S. Reserve Costs With Respect to Loans to Non-U.S. Borrowers. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Loans to any Borrower that is not incorporated under the laws of the United States of America or a state thereof (each a "NON-U.S. BORROWER") or its Commitment to any Non-U.S. Borrower or to reduce the return received by such Lender or applicable Lending Installation in connection with such Loans to any Non-U.S. Borrower or Commitment to any Non-U.S. Borrower, then, within 15 days of demand by such Lender, such Non-U.S. Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received, provided that such Non-U.S. Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs to the extent that an amount equal to such reserve costs is received by such Lender as a result of the direct inclusion of such reserve costs in the calculation of the interest rate applicable to such Loans.

        3.3.Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Company shall pay such Lender, as applicable, the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

      3.4. Availability of Types of Advances. If any Lender determines that maintenance of its Eurocurrency Loans, Alternate Currency Loans or Competitive Bid Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurocurrency Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and require any affected Advances to be repaid or converted to Alternate Base Rate Advances, subject to the payment of any funding indemnification amounts required by
Section 3.5.

      3.5. Funding Indemnification. If any payment of a Eurocurrency Advance, Competitive Bid Advance or Alternate Currency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise or a Eurocurrency Advance, Alternate Currency Advance or Competitive Bid Advance is not made on the date specified by the applicable Borrower for any reason other than default by the Lenders, such Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Advances, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Lender shall have delivered to the applicable Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

      3.6. Mitigation of Additional Costs or Adverse Circumstances. If, in respect of any Lender, circumstances arise which would or would upon the giving of notice result in:

            (a) an increase in the liability of a Borrower to such Lender under
      Section 3.1, 3.2 or 3.3 or

            (b) the unavailability of a Type of Loan under Section 3.4;

then, without in any way limiting, reducing or otherwise qualifying the applicable Borrower's obligations under any of the clauses referred to above in this Section 3.6, such Lender shall promptly upon becoming aware of the same notify the Administrative Agent thereof and shall, in consultation with the Administrative Agent and the Company and to the extent that it can do so in a manner that is not, in the judgment of such Lender, disadvantageous to such Lender, take such reasonable steps as may be reasonably available to it to mitigate the effects of such circumstances. If and so long as a Lender has been unable to take, or has not taken, steps acceptable to the Company to mitigate the effect of the circumstances in question, such Lender shall be obliged, at the request of the Company, to assign all its rights and obligations hereunder to a financial institution nominated by the Company with the approval of the Administrative Agent and willing to participate in the facility in place of such Lender; provided that such financial institution satisfies all of the requirements of this Agreement including, but not limited to, providing the forms required by Sections 2.5.15 and 13.3.2; and provided further that, with respect to such assignment the Lender being replaced shall have concurrently received, in cash, all amounts due and owing to such Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, together with all accrued and unpaid fees and other amounts payable to such Lender. Notwithstanding any such assignment, the obligations of the Company under Sections 3.1, 3.2, 3.3 and 10.6 shall survive any such assignment and be enforceable by such Lender.

      3.7. Lender Statements; Survival of Indemnity. Each Lender shall deliver a written statement of such Lender to the Company (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.3 or 3.5. Such written statement shall set forth in reasonable detail the event by reason of which such Lender is entitled to make a claim for such amount and the calculations upon which such Lender determined such amount, which shall be final, conclusive and binding on the applicable Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan, Alternate Currency Loan or Competitive Bid Loan shall be calculated as though each Lender funded such Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable within three (3) Business Days of demand after receipt by the applicable Borrower of the written statement. The obligations of such Borrower under Sections 3.1, 3.2, 3.3 and 3.5 shall survive payment of any other of such Borrower's Obligations and the termination of this Agreement.

                        ARTICLE IV: CONDITIONS PRECEDENT

      4.1. Initial Advance. No Lender shall be required to make the initial Loans to the Company unless the Company has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the Lenders:

      (i) Copies of the articles or certificate of incorporation (or other similar constituting documents) of the Company, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation;

      (ii) Copies, certified by the Secretary or Assistant Secretary of the Company, of the Company's by-laws (or other similar governing agreements) and Board of

            Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents;

      (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Company, which shall identify by name and title and bear the signatures of the officers of the Company authorized to sign the Loan Documents to which the Company is a party and to request Advances, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company;

      (iv) A certificate, signed by a Financial Officer of the Company, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing and that on the initial Borrowing Date the representations and warranties contained in the Loan Documents are true and correct;

      (v) A written opinion of counsel to the Company, addressed to the Lenders in substantially the form of Exhibit I;

      (vi) The Notes, if any, requested by a Lender pursuant to Section 2.5.8 payable to the order of each such requesting Lender;

      (vii) Written money transfer instructions, in substantially the form of Exhibit J, addressed to the Administrative Agent and signed by a Financial Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

      (viii) The Company shall have provided evidence satisfactory to the Administrative Agent of the cancellation and termination of its Credit Agreement dated as of April 26, 1994, as amended and payment of all accrued and unpaid amounts in connection therewith; and

      (ix) Such other documents as any Lender or its counsel may have reasonably requested.

      4.2. Initial Advance to Each Borrowing Subsidiary. No Lender shall be required to make an Advance hereunder to a Borrowing Subsidiary unless the Company has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the Lenders:

      (i) The Assumption Letter executed and delivered by such Borrowing Subsidiary and containing the written consent of the Company at the foot thereof, as contemplated by Section 2.5.14;

      (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrowing Subsidiary, of its Board of Directors' resolutions (and/or resolutions of other bodies, if any are deemed necessary by counsel for any Lender) approving the Assumption Letter;

      (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrowing Subsidiary, which shall identify by name and title and bear the signature of the officers of such Borrowing Subsidiary authorized to sign the Assumption Letter and the other documents to be executed and delivered by such Borrowing Subsidiary hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company;

      (iv) An opinion of counsel to such Borrowing Subsidiary in a form and substance reasonably acceptable to the Administrative Agent;

      (v) The Notes, if any, requested by a Lender from such Borrowing Subsidiary pursuant to Section 2.5.8 payable to the order of each such requesting Lender;

      (vi) With respect to the initial Advance made to any Borrowing Subsidiary incorporated in the United Kingdom or Australia, the Administrative Agent shall have received originals and/or copies, as applicable, of all filings required to be made certifying that each Lender, where applicable is entitled to receive payments under the Loan Documents without deduction or withholding of any English or Australian taxes;

      (vii) Prior to the making of any Alternate Currency Loan to such Borrowing Subsidiary, the applicable Alternate Currency Addendum executed by the Administrative Agent, the Lenders and the Borrowing Subsidiary; and

      (viii) Such other documents as any Lender or its counsel may have reasonably requested.

In addition, all legal details and proceedings in connection with the transactions contemplated by this Agreement with respect to the relevant Borrowing Subsidiary shall be satisfactory to the Lenders (in their reasonable discretion), and the Administrative Agent shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request. Notwithstanding anything in this Agreement to the contrary, the initial Loans or Advances to any Borrowing Subsidiary incorporated or domiciled under the laws of the United Kingdom or Australia shall not be made prior to the date that is six months after the Effective Date.

      4.3. Each Advance. The Lenders shall not be required to make any Advance (including the initial Advance hereunder) unless on the applicable Borrowing
Date:

      (i) Prior to and after giving effect to such Advance, there exists no Default or Unmatured Default;

      (ii) After giving effect to such Advance and to the application of the proceeds thereof the representations and warranties contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 5.5, 5.7 and the second sentence of Section
            5.13 as to any matter which has theretofore been disclosed in writing by the Company to the Lenders) are true and correct in all material respects as of such Borrowing Date (except such representations and warranties which expressly relate solely to, and were true and correct in all material respects as of, an earlier date); and

      (iii) All legal and regulatory matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.1, 4.2 and 4.3 have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit K as a condition to making an Advance.

                  ARTICLE V: REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants as follows to each Lender and the Administrative Agent as of the date hereof and thereafter on each date as required by Section 4.3:

        5.1. Existence and Standing. Each of the Company and its Borrowing Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted except to the extent that the failure to have such authority would not reasonably be expected to result in a Material Adverse Effect.

        5.2. Authorization and Validity. The Company and each of the Borrowing Subsidiaries has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Company and each of the Borrowing Subsidiaries of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Company and each of the Borrowing Subsidiaries enforceable against them in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

        5.3. No Conflict; Government Consent. Neither the execution and delivery by the Company and the Borrowing Subsidiaries of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law (including, without limitation, any law of the United States of America, Australia, England, the United Kingdom, Canada, Germany or the European Community), rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of the Borrowing Subsidiaries or the Company's or any Borrowing Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or the provisions of any indenture, instrument or agreement to which the Company or any of the Borrowing Subsidiaries is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of the Company or a Borrowing Subsidiary pursuant to the terms of any such indenture, instrument or agreement, in any such case which violation, conflict, default, creation or imposition could reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof which has not been obtained, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

        5.4. Financial Statements. The December 31, 1997 and June 30, 1998 financial statements of the Company and its Consolidated Subsidiaries heretofore delivered to the Lenders were prepared in accordance with U.S. GAAP in effect on the date such statements were prepared (subject, in the case of the June 30, 1998 financial statements to normal year-end adjustments) and fairly present the financial condition of the Company and its Consolidated Subsidiaries at such date and the results of their operations for the periods then ended.

        5.5. Material Adverse Change. Since December 31, 1997 there has been no change in the business, property, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

        5.6. Taxes. The Company and its Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed by any Governmental Authority and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with U.S. GAAP. The United States income tax returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1994. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are, in the reasonable opinion of the Company, adequate. The Borrowing Subsidiaries have filed all income tax returns and all other material tax returns which are required to be filed by any Governmental Authority and have paid all taxes due pursuant to said returns or pursuant to any assessment received by any of such Borrowing Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

        5.7. Litigation. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a

Material Adverse Effect or which seeks to prevent, enjoin or delay the making or repayment of any Loans.

        5.8. ERISA. (a) The Company and each of its ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. Neither the Company nor any ERISA Affiliate has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      (b) Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan, except for any non-compliance the consequences of which, in the aggregate, would not result in a Material Adverse Effect.

      5.9. Accuracy of Information. No information, exhibit or report furnished by the Company or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

      5.10. Environmental Matters. In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Company has reasonably concluded that Environmental Laws are not likely to have a Material Adverse Effect.

      5.11. Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended or otherwise restricted from borrowing under the provisions of the Investment Company Act of 1940, as amended.

      5.12. Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended or otherwise restricted from borrowing under the provisions of the Public Utility Holding Company Act of 1935.

      5.13 Year 2000 Issues. The Company has made an assessment of the Year 2000 Issues applicable to the Company and its Subsidiaries and has a reasonably realistic program which the

Company reasonably believes can be implemented for remediating the material Year 2000 Issues on a timely basis. Based on this assessment and program, the Company does not believe that Year 2000 Issues will have a Material Adverse Effect, insofar as such Year 2000 issues are known to officers of the Company and within the reasonable control of the Company and its Subsidiaries.

      5.14. No Immunity. No Non-U.S. Borrower nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. The execution and delivery of the Loan Documents to which any Non-U.S. Borrower is a party constitutes, and the exercise of its rights and performance of and compliance with its obligations under such Loan Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

      5.15. Non-U.S. Borrower Representations. Each of the representations set forth in Schedule 5.15 with respect to each Non-U.S. Borrower is true and accurate in all material respects.


                              ARTICLE VI: COVENANTS

      During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

      6.1. Financial Reporting. The Company will maintain, for itself and each Consolidated Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent, for distribution to the Lenders:

      (i) Within 90 days after the close of each of its fiscal years, an audit report (with all amounts stated in Dollars) certified by Deloitte & Touche LLP or any other independent certified public accountants acceptable to the Required Lenders, prepared in accordance with U.S. GAAP on a consolidated basis for itself and the Consolidated Subsidiaries, including consolidated balance sheets and the related consolidated statements of income, cash flows and statements of changes in common shareholders' equity, setting forth in each case in comparative form the figures for such fiscal year and the previous fiscal year (it being understood that the requirement to deliver such information may be satisfied by the delivery of the Company's annual report on Form 10-K for such fiscal year so long as such annual report continues to include such information).

      (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Consolidated Subsidiaries, unaudited consolidated balance sheets as at the close of each such period and the related consolidated income statement and statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year (it being understood that the requirement to deliver such information may be satisfied by the delivery of the Company's quarterly report on Form 10-Q for such fiscal quarter so long as such quarterly report continues to include such information), all certified (subject to normal year-end adjustments) as to fairness of presentation, preparation in accordance with U.S. GAAP and consistency by a Financial Officer of the Company.

      (iii) Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit K hereto signed by its Financial Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

      (iv) Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.

      (v) Promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly, monthly or other regular reports which the Company or any of its Subsidiaries files with the Securities and Exchange Commission.

      (vi) As soon as possible and in any event within 10 days after the Company knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by a Financial Officer of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.

      (vii) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

      6.2. Use of Proceeds. The Company will, and will cause each Borrowing Subsidiary to, use the proceeds of the Advances to provide funds for working capital purposes (including to repay outstanding Advances) and other general corporate purposes, including without limitation the possible purchase of "margin stock" within the meaning of Regulation U; provided, none of the proceeds of the Advances shall be used in any manner which would violate or cause any Lender to be in violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System. None of the proceeds of the Advances shall be used in connection with any Acquisition unless such Acquisition shall have been disclosed by the Company to each of the Lenders promptly upon the execution and delivery of any letter of intent or comparable agreement with respect thereto.

      6.3. Notice of Default. The Company will, and will cause each of its Material Subsidiaries to, give prompt notice in writing to the Administrative Agent of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

      6.4. Corporate Existence; Conduct of Business. The Company will, and will cause each Borrowing Subsidiary and each other Material Subsidiary to, do all things necessary to remain duly organized, validly existing and in good standing as a corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except to the extent that the failure to maintain such authority would not reasonably be expected to result in a Material Adverse Effect.

      6.5. Taxes. The Company will, and will cause each of its Subsidiaries to, timely file complete and correct (in all material respects) all material United States federal, state and local and applicable foreign tax returns required by laws and to pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside.

      6.6. Insurance. The Company will, and will cause its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary's own name) with reputable insurance companies insurance on their property against losses greater than $5,000,000 in at least such amounts and covering such risks as is consistent with sound business practice and the Company will furnish to any Lender upon request full information as to the insurance carried.

      6.7. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, laws relating to pension funds and Environmental Laws, which, if violated, could reasonably be expected to have a Material Adverse Effect.

      6.8. Inspection. The Company will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents and, absent the occurrence and continuance of a Default at their expense, to inspect any of the properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

      6.9. Consolidations, Mergers and Sale of Assets. (a) Neither the Company nor any Borrowing Subsidiary will consolidate or merge with or into any other Person or sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that any Subsidiary may merge into the Company or a Wholly-Owned Subsidiary.

                (b) The Company will not permit any other Material Subsidiary to consolidate or merge with or into any Person, or to sell, lease or otherwise transfer all or substantially all of its assets to any Person unless the surviving corporation or transferee, as the case may be, is the Company or a Wholly-Owned Subsidiary.

      6.10. Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the property of the Company or any Subsidiary, except:

      (i) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with U.S. GAAP shall have been set aside on its books.

      (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

      (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

      (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries.

      (v) Liens existing on the date hereof and described in Schedule 6.10 and securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount which when aggregated with the amount available for drawing under all letters of credit (and any reimbursement obligations with respect thereto) secured pursuant to clause (xiii) below does not exceed, at any time, $75,000,000.

      (vi) Liens existing on any asset of any corporation at the time such corporation becomes a Subsidiary of the Company and not created in contemplation of such event; provided that such Liens shall not apply to any property of the Company or its Subsidiaries other than that covered as of such date and the proceeds of such property.

      (vii) Liens on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof.

      (viii) Liens on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary of the Company and not created in contemplation of such event; provided that such Liens shall not apply to any property of the Company or its Subsidiaries other than that covered on the date of such merger or consolidation and the proceeds of such property.

      (ix) Liens existing on any asset prior to the acquisition thereof by the Company or a Subsidiary of the Company and not created in contemplation of such acquisition; provided that such Liens shall not apply to any property of the Borrower or its Subsidiaries other than that acquired and the proceeds of such property.

      (x) Liens arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets.

      (xi) Liens arising in the ordinary course of its business which (a) do not secure Debt or Hedging Obligations, (b) do not secure any obligation in an amount exceeding $75,000,000 and (c) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business.

      (xii) Liens on cash and cash equivalents securing Hedging Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $5,000,000.

      (xiii) Liens (including cash collateral) securing obligations (including reimbursement obligations) in respect of letters of credit provided
            (i) the amount available for drawing under all such letters of credit (and any reimbursement obligations with respect thereto) (the "SECURED L/C AMOUNT") does not exceed, at any time, $40,000,000 and
            (ii) the sum of the Secured L/C Amount and the aggregate amount of Debt secured pursuant to clause (v) above does not exceed, at any time, $75,000,000.

      (xiv) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 10% of Consolidated Net Worth.

      6.11 Subsidiary Debt. Other than pursuant to this Agreement, the Company will not permit any of its Subsidiaries to incur or at any time be liable with respect to any Funded Debt, or to issue or have outstanding any preferred stock, except: (i) Funded Debt or preferred stock outstanding on the date hereof; (ii) Funded Debt or preferred stock of a Subsidiary issued to and held by the Company or a Wholly-Owned Subsidiary; (iii) Funded Debt or preferred stock of any corporation existing at the time such corporation becomes a Subsidiary of the Company and not created in contemplation of such event; (iv) refinancing, extension, renewal or refunding of any Funded Debt permitted by the foregoing clauses (i) through (iii); and (v) Funded Debt in addition to that set forth in clauses (i) through (iv), if, after giving effect thereto, the aggregate outstanding principal amount of Funded Debt of all Subsidiaries pursuant to this clause (v) does not exceed $40,000,000 at any time.

      6.12 Hedging Obligations. The Company shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap, leveraged derivative or similar agreements other than interest rate, foreign currency or commodity exchange, swap, collar, cap or similar agreements pursuant to which the Company or its Subsidiaries hedges its or its Subsidiaries' reasonably estimated interest rate, foreign currency or commodity exposure.

      6.13 Leverage Ratio. At any and all times, the Company shall not permit the ratio of Consolidated Debt to Total Capitalization to exceed sixty-five percent (65%).

      6.14 Cash Flow Coverage Ratio. The Company shall not, as of the last day of each fiscal quarter, permit Consolidated Cash Flow for the 12-month period ending on such date to be less than 20% of Consolidated Debt as of such date; provided, however, that if as a result of an Acquisition, Consolidated Debt increases during any fiscal quarter by an amount of $10,000,000 or more (the fact and amount of such increase being hereinafter referred to as the "INCURRENCE" of "ACQUISITION DEBT"), then compliance with this Section shall be determined as follows for the fiscal quarter in which the Acquisition Debt was incurred and the three succeeding fiscal quarters:

            (i) as of the end of the fiscal quarter during which the Acquisition Debt was incurred, Consolidated Debt shall be reduced by the amount of the Acquisition Debt and Consolidated Cash Flow shall be calculated exclusive of the cash flow of the related acquisition ("ACQUISITION CASH FLOW"); and

            (ii) as of the end of each of the three succeeding fiscal quarters, compliance shall be based on the ratio of "Adjusted Consolidated Cash Flow" (as defined below) for the twelve months then ended to Consolidated Debt at such date.

For this purpose, "ADJUSTED CONSOLIDATED CASH FLOW" means Consolidated Cash Flow, determined exclusive of Acquisition Cash Flow, plus the annualized Acquisition Cash Flow for the period since the end of the fiscal quarter during which the Acquisition Debt was incurred (i.e., as of the end of the first fiscal quarter following the fiscal quarter during which the Acquisition Debt was incurred, the Acquisition Cash Flow for such quarter multiplied by four; as of the end of the second such fiscal quarter, the Acquisition Cash Flow for the six months then ended multiplied by two; and as of the end of the third fiscal quarter, the Acquisition Cash Flow for the nine months then ended multiplied by one and one-third).

      6.15 Year 2000 Issues. The Company shall, and shall cause each of its Subsidiaries to continue to take reasonable actions in order to attempt to implement, on a timely basis, the Year 2000 compliance programs it has adopted from time to time. The Company shall provide the Administrative Agent and each of the Lenders a copy of the Company's program to address Year 2000 Issues, including (a) written reports prepared for its Board of Directors and (b) any other updates and progress reports as reasonably requested. The Company shall notify the Administrative Agent, in writing, if any Year 2000 Issues will have or could reasonably be expected to have a Material Adverse Effect.

                              ARTICLE VII: DEFAULTS

      The occurrence and continuance of any one or more of the following events shall constitute a Default:

      7.1. Any material representation or warranty made or deemed made under
Article V by the Company or any Subsidiary to the Lenders or the Administrative Agent under or in connection with this Agreement or any certificate or other document delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.

      7.2. Nonpayment of principal of any Loans when due, or nonpayment of interest upon any Loan within five (5) days after the same becomes due, or non payment of any facility fee, utilization fee or other obligations under any of the Loan Documents within ten (10) days after the same becomes due.

      7.3. The breach by the Company of (a) any of the terms or provisions of Sections 6.2, 6.9, 6.13 and 6.14 or (b) any of the terms or provisions of Sections 6.10 and 6.11 and such failure shall continue for 15 days.

      7.4. The breach by the Company (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Administrative Agent or any Lender.

      7.5. Failure of the Company or any of its Subsidiaries to pay any Material Financial Obligation when due; or the default by the Company or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Material Debt was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Debt to cause such Material Debt to become due prior to its stated maturity; or Material Debt of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment or as a result of the sale of an asset securing such Material Debt) prior to the stated maturity thereof.

      7.6. Any Borrower or any Material Subsidiary shall (i) commence a voluntary case under any bankruptcy, insolvency or other similar law as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its property, (v) institute any proceeding seeking an order for relief under any bankruptcy, insolvency or other similar law as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vii) fail to contest in good faith any appointment or proceeding described in Section 7.7.

      7.7. Without the application, approval or consent of any Borrower or any Material Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for any Borrower or any Material Subsidiary or any Substantial Portion of the property of any such Person, or a proceeding described in Section 7.6(iv) shall be instituted against any Borrower or any Material Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

      7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the property of any Borrower or any Material Subsidiary which, when taken together with all other property of any Borrower and the Material Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

      7.9. The Company or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000, 000 (or the Equivalent Amount if denominated in a currency other than Dollars), which is not stayed on appeal or otherwise being appropriately contested in good faith.

      7.10. Any Reportable Event shall occur in connection with any Plan which could reasonably be expected to have a Material Adverse Effect.

      7.11. The obligations of the Company under Article IX hereof shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any of such obligations, or the Company shall deny that it has any further liability under such Article IX, or shall give notice to such effect.

      7.12. Any Change in Control shall occur.

      7.13 Any Termination Event occurs which could reasonably be expected to subject either the Company or any ERISA Affiliate to liability individually or in the aggregate in excess of $10,000,000.


         ARTICLE VIII: ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

      8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Company or any of its Material Subsidiaries, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations of the Company and each Borrowing Subsidiary shall immediately become due and payable without presentment, demand, protest or notice of any kind (all of which the Company hereby expressly waives) or any other election or action on the part of the Administrative Agent or any Lender. If any other Default occurs and is continuing, the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans (including, without limitation, Alternate Currency Loans), whereupon the obligation of the Alternate Currency Banks to make Alternate Currency Loans hereunder shall also terminate or be suspended or declare the Obligations of the Company and each Borrowing Subsidiary to be due and payable, or both, in either case upon written notice to the Company and the applicable Borrower, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which each Borrower hereby expressly waives.

      8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Company may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Company hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

            (i) Postpone or extend the Termination Date or any other date fixed for the payment or prepayment of any Loans or other Obligations (except with respect to any modifications of the provisions relating to prepayments of Loans under Section 2.5.3(B)(ii) resulting from an increase by the Required Lenders of the percentages set forth therein to not greater than 115% or waiver of any prepayment which would have been required except for such an increase in the applicable percentage).

            (ii) Reduce the principal amount of any Loans, or reduce the rate or extend the time of payment of interest or fees thereon.

            (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage or number of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Required Lenders" or "Percentage".

            (iv)  Increase  the  amount  of  the   Commitment  of  any  Lender
      hereunder or increase any Lender's Percentage.

            (v) Permit any Borrower to assign its rights or obligations under this Agreement or any other Loan Document.

            (vi) Amend or modify Section 8.1, this Section 8.2 or Section 12.2.

            (vii) Amend, modify or waive Article IX or release the Company from its obligations thereunder.

No amendment of any provision of this Agreement relating in any way to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fees required under Section 2.4.3 or Section 13.3.2 without obtaining the consent of any of the Lenders. Notwithstanding anything herein to the contrary, after the Euro Implementation Date, or in immediate anticipation thereof, the

Administrative Agent (acting reasonably and after consultation with other parties hereto) may by reasonable prior notice to the other parties hereto amend this Agreement unilaterally for the exclusive purpose of effectuating changes hereto which are necessary to the integration of the making of Loans hereunder in Euro and only in a manner which shall not result in a deterioration of the position of any Administrative Agent or Lender from its respective position prior to the Euro Implementation Date.

      The Administrative Agent may notify the other parties to this Agreement of any amendments to this Agreement which the Administrative Agent reasonably determines to be necessary as a result of the commencement of the third stage of the European Economic and Monetary Union and the occurrence of the Euro Implementation Date. Notwithstanding anything to the contrary contained herein, any amendments so notified shall take effect in accordance with the terms of the relevant notification, and, to the extent possible, such amendments shall be implemented to put the parties in the same position as if the Euro Implementation Date had not occurred; provided, however, that if and to the extent that the Administrative Agent determines it is not possible to put all parties into such position, the Administrative Agent may give priority to putting the Administrative Agent, the Arranger and the Lenders into that position.

      8.3. Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Company or a Borrowing Subsidiary to satisfy the conditions precedent to such Loan or such issuance shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.


                              ARTICLE IX: GUARANTY

      9.1. Guaranty. For valuable consideration, the receipt of which is hereby acknowledged, and to induce the Lenders to make advances to each Borrowing Subsidiary, the Company hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Obligations of each Borrowing Subsidiary to the Administrative Agent, the Lenders and any holder of a Note, or any of them, under or with respect to the Loan Documents, whether for principal, interest, fees, expenses or otherwise (collectively, the "GUARANTEED OBLIGATIONS").

      9.2. Waivers. The Company waives notice of the acceptance of this guaranty and of the extension or continuation of the Guaranteed Obligations or any part thereof. The Company further waives presentment, protest, notice of notices delivered or demand made on any Borrowing Subsidiary or action or delinquency in respect of the Guaranteed Obligations or any part thereof, including any right to require the Administrative Agent and the Lenders to sue the Borrowing Subsidiary or any other Person obligated with respect to the Guaranteed Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Obligations or any part thereof, and provided further that if at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any of the Borrowing Subsidiaries or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made and whether or not the Administrative Agent or the Lenders are in possession of this guaranty. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with the Company their assessments of the financial condition of the Borrowing Subsidiaries.

      9.3. Guaranty Absolute. This guaranty is a guaranty of payment and not of collection, is a primary obligation of the Company and not one of surety, and the validity and enforceability of this guaranty shall be absolute and unconditional irrespective of, and shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral; (c) any waiver of any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto or with respect to any collateral; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any Person with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral;
(f) the application of payments received from any source to the payment of obligations other than the Guaranteed Obligations, any part thereof or amounts which are not covered by this guaranty even though the Administrative Agent and the Lenders might lawfully have elected to apply such payments to any part or all of the Guaranteed Obligations or to amounts which are not covered by this guaranty; (g) any change in the ownership of any Borrowing Subsidiary or the insolvency, bankruptcy or any other change in the legal status of any Borrowing Subsidiary; (h) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (i) the failure of the Company or any Borrowing Subsidiary to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this guaranty; (j) the existence of any claim, setoff or other rights which the Company may have at any time against any Borrowing

Subsidiary, or any other Person in connection herewith or an unrelated transaction; or (k) any other circumstances, whether or not similar to any of the foregoing, which could constitute a defense to a guarantor; all whether or not the Company shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (k) of this paragraph. It is agreed that the Company's liability hereunder is several and independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that the Company's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by any Borrowing Subsidiary of the Guaranteed Obligations in the manner agreed upon between the Borrowing Subsidiary and the Administrative Agent and the Lenders.

      9.4. Acceleration. The Company agrees that, as between the Company on the one hand, and the Lenders and the Administrative Agent, on the other hand, the obligations of each Borrowing Subsidiary guaranteed under this Article IX may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Section 8.1 hereof for purposes of this Article IX, notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Borrowing Subsidiary or otherwise) preventing such declaration as against such Borrowing Subsidiary and that, in the event of such declaration or automatic acceleration, such obligations (whether or not due and payable by such Borrowing Subsidiary) shall forthwith become due and payable by the Company for purposes of this Article IX.

      9.5. Marshaling; Reinstatement. None of the Lenders nor the Administrative Agent nor any Person acting for or on behalf of the Lenders or the Administrative Agent shall have any obligation to marshall any assets in favor of the Company or against or in payment of any or all of the Guaranteed Obligations. If the Company or any Borrower makes a payment or payments to any Lender or the Administrative Agent, or any Lender or the Administrative Agent receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Borrower, the Company or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Company, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

      9.6. Termination Date. This guaranty shall continue in effect until the later of (i) the Termination Date and (ii) this Agreement has otherwise expired or been terminated in accordance with its terms and all of the Guaranteed Obligations have been paid in full in cash.



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

                          ARTICLE X: GENERAL PROVISIONS

      10.1. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company or a Borrowing Subsidiary in violation of any limitation or prohibition provided by any applicable statute or regulation.

      10.2. Taxes. Any recording or documentary taxes or other similar assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Company.

      10.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

      10.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent and the Lenders relating to the subject matter thereof except as contemplated in Section 2.4.2.

      10.5. Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. No Lender shall have any liability for the failure of any other Lender to perform its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

      10.6. Expenses; Indemnification. The Company and each Borrowing Subsidiary, jointly and severally, shall reimburse (i) the Administrative Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and, in connection with the preparation, execution and delivery of the Loan Documents, time charges of attorneys for the Administrative Agent and/or the Arranger, which attorneys may be employees of the Administrative Agent and/or the Arranger) including title insurance premiums, lien search charges, recording taxes, filing charges and other similar expenses paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, review, execution, delivery, amendment, modification and administration of the Loan Documents, provided the attorney's fees for the Administrative Agent's outside counsel in connection with the preparation, execution and delivery of the Loan Documents shall not exceed the amount set forth in the letter agreement dated October 19, 1998 and
(ii) the Administrative Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, the Arranger or the Lenders) paid or incurred by the Administrative Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents (except to the extent that a court of



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

competent jurisdiction rules against the Administrative Agent, the Arranger or the Lenders in a final non-appealable judgment in any such collection or enforcement action), any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or any insolvency or bankruptcy proceedings in respect of the Company or any Borrowing Subsidiary. The Company and each Borrowing Subsidiary, jointly and severally, further agree to indemnify the Administrative Agent, the Arranger and each Lender, their respective directors, officers and employees (the "Indemnitees") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger or any Lender is a party thereto) (collectively, the "Indemnified Amounts") which any of them may pay or incur arising out of or relating to the direct or indirect application or proposed application of the proceeds of any Loan hereunder; provided, however, that neither the Company nor any Borrowing Subsidiary shall be liable to any Indemnitee for any Indemnified Amounts to the extent that a court of competent jurisdiction has determined in a final non-appealable judgment that the foregoing resulted from such Indemnitee's Gross Negligence or willful misconduct. The Company and each Borrowing Subsidiary further agree (y) to assert no claims for consequential, special, indirect or punitive damages on any theory of liability in connection in any way with the Loan Documents or the transactions evidenced thereby and (z) not to settle any claim, litigation or proceeding relating to the Loan Documents or the transactions evidenced thereby unless such settlement releases all Indemnitees from any and all liability in respect of such transaction or unless each Indemnitee approves such settlement. The obligations of the Company and each Borrowing Subsidiary under this Section
10.6 shall survive the termination of this Agreement.

      10.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

      10.8. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      10.9. Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations.

      10.10. CHOICE OF LAW. THIS AGREEMENT AND, UNLESS OTHERWISE SET FORTH THEREIN, THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE



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OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      10.11 CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, MAY BE RESOLVED BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF SUCH COURTS AND WAIVES IN ANY SUITS OR OTHER PROCEEDINGS BROUGHT PURSUANT TO THIS SECTION ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

      10.12. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Company or any Subsidiary pursuant to this Agreement in confidence, except for disclosure (i) to other Lenders and their respective affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender who need to know such information in connection with the transactions contemplated hereby, (iii) to regulatory officials, (iv) as requested pursuant to or as required by law, regulation, or legal process, (v) in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by Section 13.4. The restrictions in this Section
10.12 shall not apply to any information which is or becomes generally available to the public other than as a result of disclosure by a Lender or a Lender's representatives.

      10.13. English Language. All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement shall be in the English language or shall attach a certified English translation thereof, which translation shall be the governing version.

      10.14 Alternate Currency Addenda Binding on Each Lender; Provisions Regarding Alternate Currency Agents. Each of the Lenders agrees that it shall be bound by the provisions of each Alternate Currency Addendum entered into in connection herewith, in particular as it relates to the provisions applicable to the Alternate Currency Agent appointed thereunder.

      10.15 Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.




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

                      ARTICLE XI: THE ADMINISTRATIVE AGENT

      11.1. Appointment. The First National Bank of Chicago is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this Article XI. The Administrative Agent shall not have a fiduciary relationship in respect of the Company, any Borrowing Subsidiary, any Lender by reason of this Agreement or the Loan Documents. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and
(iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

      11.2. Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

      11.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Company or to any Borrowing Subsidiary or Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the Gross Negligence or willful misconduct of such Person or an Affiliate thereof.

      11.4. No Responsibility for Loans, Collateral, Recitals, etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder, including statements made in any offering memorandum or "Bank Book"; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, except for the authority of the Administrative Agent's signatory to this Agreement. The Administrative Agent shall not be



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

responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the perfection or priority of any of the Liens on any collateral, if any, or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Company or any of its Subsidiaries.

      11.5. Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or all the Lenders, as applicable, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action, provided that, such indemnity need not include liability, costs and expenses which a court of competent jurisdiction has determined in a final non-appealable judgment arose from the Gross Negligence or willful misconduct of the Administrative Agent.

      11.6. Employment of Administrative Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

      11.7. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

      11.8. Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Percentages (i) for any amounts not reimbursed by the Company or any Borrowing Subsidiary for which the Administrative Agent is entitled to reimbursement by the Company or any Borrowing Subsidiary under the Loan Documents, (ii) for any other expenses not reimbursed by the Company or any Borrowing Subsidiary incurred by the Administrative Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including reasonable attorneys' and paralegals' fees) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever and not reimbursed by the Company or any Borrowing Subsidiary which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or



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

any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the Gross Negligence or willful misconduct of the Administrative Agent.

      11.9. Rights as a Lender. With respect to its Commitment, Loans made by it and the Notes issued hereunder issued to it held by it, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders"shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries.

      11.10. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Documentation Agent, the Syndication Agent or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, Documentation Agent, Syndication Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      11.11. Successor Administrative Agent. The Administrative Agent may resign at any time by giving at least 30 days' prior written notice thereof to the Lenders and the Company and such resignation shall be effective at the end of such 30-day period or upon the earlier appointment of a successor agent, and the Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's removal or giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Lenders, a successor Administrative Agent. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. The retiring Administrative Agent shall be discharged from any further duties and obligations hereunder and under the other Loan Documents upon the effectiveness of its removal or resignation hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.




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

      11.12. No Duties Imposed Upon Syndication Agent, Documentation Agent or Co-Agents. None of the Lenders identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as "Syndication Agent," "Documentation Agent" or "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as a "Syndication Agent," "Documentation Agent" or "Co-Agent" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreements set forth in Section 11.10, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                      ARTICLE XII: SETOFF; RATABLE PAYMENTS

      12.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default occurs, any Debt from any Lender to such Borrower and any and all account balances, whether provisional or final and whether or not collected or available, may be offset and applied toward the payment of the Obligations owing to such Lender whether or not the Obligations, or any part thereof, shall then be due.

      12.2. Ratable Payments. If, after the occurrence of a Default, any Lender, whether by setoff or otherwise, has payment made to it upon its share of any Advance (other than payments received which are for the account of the Administrative Agent or pursuant to Article III) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans comprising that Advance held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans comprising that Advance. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

      12.3 Application of Payments. The Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this Section 12.3, apply all payments and prepayments in respect of any Obligations in the following order:

            (A) first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Company;

            (B) second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent;

            (C) third, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders;

            (D) fourth, to pay interest due in respect of Loans; and

            (E) fifth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Company, all principal payments in respect of Loans shall be applied first, to the outstanding Revolving Loans, and second, to the outstanding Alternate Currency Loans, and third to the outstanding Competitive Bid Loans, in each case, first, to repay outstanding Alternate Base Rate Loans, and then to repay outstanding Eurocurrency Loans (or other fixed rate Loans) with those Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this Section 12.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent and the Lenders as among themselves. The order of priority set forth in clauses (D) and (E) of this Section 12.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the any Borrower, or any other Person. The order of priority set forth in clauses (A) through (C) of this Section 12.3 may be changed only with the prior written consent of the Administrative Agent.

       ARTICLE XIII: BENEFIT OF AGREEMENT; PARTICIPATIONS; ASSIGNMENTS

      13.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Lenders and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with
Section 13.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of any Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note or any other interest in the Obligations agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

      13.2. Participations.



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

      13.2.1. Permitted Participants; Effect. Any Lender may in accordance with applicable law, without the consent of any Borrower or the Administrative Agent, at any time sell to one or more financial institutions ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, the Commitment of such Lender, or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

      13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment (but not prepayments) of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan (other than as contemplated hereunder or under any other Loan Document), if any, or releases all or substantially all of the collateral, if any, securing any such Loan.

      13.2.3. Benefit of Setoff. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

      13.3. Assignments.

      13.3.1. Permitted Assignments. Any Lender may, in accordance with applicable law, at any time assign to one or more financial institutions ("PURCHASERS") all or a portion of its rights and obligations under the Loan Documents, which assignment shall (unless (i) such assignment is to another Lender or an Affiliate thereof or (ii) the Administrative Agent and, if no Default has occurred and is continuing, the Company otherwise consents) be in amounts equal to or greater than $10,000,000 (or the Equivalent Amount thereof if denominated in an Alternate Currency or an Agreed Currency other than Dollars) or, if less, all of such assigning Lender's remaining Loans and Commitments hereunder. Such assignment shall be substantially in the form of Exhibit C hereto. The consent of the Administrative Agent and, if no Default has occurred and is continuing, the Company (which consent, in each case, shall not be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof.

      13.3.2. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by Section 13.3.1 (provided however, that no consent shall be required for an assignment from a Lender to an Affiliate of the Lender), and (ii) payment of a $3,500 fee to the Administrative Agent by the assigning Lender for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

      13.4. Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
10.12 of this Agreement.

      13.5. Tax Treatment. If any interest in any Loan Document is transferred to any Purchaser which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such Purchaser, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.5.15(a).


                              ARTICLE XIV: NOTICES

      14.1. Giving Notice. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when



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

received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

      14.2. Change of Address. The Company, each Borrowing Subsidiary, the Administrative Agent and each Lender may change the address for service of notice upon it by a notice in writing to the other parties hereto.


                            ARTICLE XV: COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.



                        ARTICLE XVI: WAIVER OF JURY TRIAL

      EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.





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


      IN WITNESS WHEREOF, the Company, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.


                                    CRANE CO.

                                    By:
                                       ----------------------------------------
                             Title: Vice President Finance and
                                    Chief Financial Officer

                                    100 First Stamford Place
                                    Stamford, CT  06902
                                    Attention:  Augustus I. duPont
                                    Telephone:  (203) 363-7223
                                    Facsimile:  (203) 363-7350






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



                                    THE FIRST NATIONAL BANK OF CHICAGO, as
                                    Administrative Agent and as a Lender


                                    By:
                                       ----------------------------------------
                             Title:
                                    -------------------------------------------

                                    153 West 51st Street
                                    Suite 4011
                                    New York, NY  10019
                                    Attention:  Robert McMillan
                                    Telephone:  (212) 373-1593
                                    Facsimile:  (212) 373-1180





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




                                    THE BANK OF NEW YORK, as Syndication Agent and as a Lender


                                    By:
                                       ----------------------------------------
                             Title: Vice President

                                    One Wall Street
                                    22nd Floor
                                    New York, NY  10286
                                    Attention:  Kenneth P. Sneider, Jr.
                                    Telephone:  (212) 635-6863
                                    Facsimile:  (212) 635-1480

                                    FLEET NATIONAL BANK, as Documentation Agent and as a Lender

                                    By:
                                       ----------------------------------------
                             Title:
                                    -------------------------------------------

                                    One Landmark Square
                                    Stanford, CT  06904
                                    Attention:  Barbara A. Keegan
                                    Telephone:  (203) 358-6195
                                    Facsimile: (203) 358-6111





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



                                    ABN AMRO BANK N.V., as a Lender


                                    By:
                                       ----------------------------------------
                             Title:
                                    -------------------------------------------

                                    By:
                                       ----------------------------------------
                             Title:
                                    -------------------------------------------

                                    500 Park Avenue
                                    New York, NY  10022
                                    Attention:  Diane R. Maurice
                                    Telephone:  (212) 446-4308
                                    Facsimile:  (212) 446-4237










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



                                    FIRST UNION NATIONAL BANK, as a Co-Agent and as a Lender


                                    By:
                                       ----------------------------------------
                             Title: Executive Vice President

                                    10 State House Square
                                    Hartford, CT  06103
                                    Attention:  James J. McKenna
                                    Telephone:  (203) 406-6461
                                    Facsimile:  (203) 406-6521




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



                                    THE CHASE MANHATTAN BANK, as a Co-Agent and as a Lender


                                    By:
                                       ----------------------------------------
                             Title: Vice President

                                    999 Broad Street
                                    Bridgeport, CT  06604
                                    Attention:  Alan J. Aria
                                    Telephone:  (203) 382-6573
                                    Facsimile:  (203) 382-5304




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

                                    BANQUE NATIONALE DE PARIS, as a Lender


                                    By:
                                       ----------------------------------------
                             Title:
                                    -------------------------------------------


                                    By:
                                       ----------------------------------------
                             Title:
                                    -------------------------------------------

                                    499 Park Avenue
                                    9th Floor
                                    New York, NY  10022
                                    Attention:  Sophie R. Kaufman
                                    Telephone:  (212) 415-9601
                                    Facsimile:  (212) 415-9606




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



                                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                      as a Lender


                                    By:
                                       ----------------------------------------
                             Title: Vice President

                                    60 Wall Street
                                    New York, NY  10260
                                    Attention:  SoVonna Day
                                    Telephone:  (212) 648-1350
                                    Facsimile:  (212) 648-5018




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



                                    KEYBANK NATIONAL ASSOCIATION,
                                      as a Lender


                                    By:
                                       ----------------------------------------
                             Title:
                                    -------------------------------------------

                                    127 Public Square
                                    6th floor
                                    Cleveland, OH  44114
                                    Attention:  Daniel W. Lally
                                    Telephone:  (216) 689-8065
                                    Facsimile:  (216) 689-4981









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